AGREEMENT
AND
PLAN OF MERGER
______________________________________________________

HARLEYSVILLE NATIONAL CORPORATION,

HARLEYSVILLE NATIONAL BANK

AND TRUST COMPANY

AND

MILLENNIUM BANK

_______________________________________________________

October 15, 2003

TABLE OF CONTENTS

                                                                                                                                                                 Page

SECTION 1. The Merger                                                                                                                              2

SECTION 2. Conversion Election Procedures                                                                                                4

SECTION 3. Representations and Warranties of HNC                                                                                 13

SECTION 4. Representations and Warranties of HNB                                                                                  17

SECTION 5. Representations and Warranties of Millennium                                                                          19

SECTION 6. Representations and Warranties of Cumberland                                                                        33

SECTION 7. Covenants of HNC                                                                                                                  38

SECTION 8. Covenants of Millennium                                                                                                          40

SECTION 9. Covenants of Cumberland                                                                                                        46

SECTION 10. Additional Agreements                                                                                                           49

SECTION 11. Conditions to the Obligations of HNC and Millennium                                                            52

SECTION 12. Termination                                                                                                                           57

SECTION 13. Effect of Termination                                                                                                             58

SECTION 14. Expenses                                                                                                                              59

SECTION 15. Confidentiality                                                                                                                       60

SECTION 16. Survival                                                                                                                                60

SECTION 17. Employees                                                                                                                            60

SECTION 18. Employee Benefits                                                                                                                62

SECTION 19. Election of HNC Directors                                                                                                    62

SECTION 20. Cumberland                                                                                                                          63

SECTION 21. Indemnification and Insurance                                                                                                63

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                                                                                                                                                               Page

SECTION 22. Entire Agreement                                                                                                                63

SECTION 23. Publicity                                                                                                                             63

SECTION 24. Amendment and Waiver                                                                                                     64

SECTION 25. Governing Law                                                                                                                  64

SECTION 26. Communications                                                                                                                64

SECTION 27. Successors and Assigns                                                                                                     65

SECTION 28. Headings, etc                                                                                                                     65

SECTION 29. Certain Definitions; Interpretation                                                                                       66

SECTION 30. Severability                                                                                                                       67

SECTION 31. No Third party Beneficiary                                                                                                67

SECTION 32. Counterparts                                                                                                                    67

SECTION 33. Further Assurances                                                                                                          67

EXHIBITS

EXHIBIT 1    David E. Sparks Employment Agreement

EXHIBIT 2    David R. Kotok Amendment

EXHIBIT 3    Directors and Officers Voting Agreement

EXHIBIT 4    Affiliates Agreement

EXHIBIT 5    Opinion of Counsel to Millennium

EXHIBIT 6    Opinion of Counsel to HNC

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) dated as of October 15, 2003, by and among Harleysville National Corporation , a Pennsylvania business corporation and registered bank holding company having its principal office in Harleysville, Pennsylvania (“HNC”), Harleysville National Bank and Trust Company (“HNB”), a national banking association and wholly-owned subsidiary of HNC, and Millennium Bank , a Pennsylvania chartered bank and trust company, having its principal office in Malvern, Pennsylvania (“Millennium”).

Background

1.   The Boards of Directors of HNC and Millennium desire that Millennium merge with and into HNB, with HNB surviving the merger as a wholly-owned subsidiary of HNC, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and this Agreement (the “Merger”).

2.  HNC and Millennium intend that the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the “Code”).

3.   As a condition and inducement to each of HNC, HNB and Millennium to enter into this Agreement, HNC has entered into an employment agreement with David E. Sparks (the “Sparks Agreement”), regarding the terms of his employment following consummation of the transactions contemplated by this Agreement, which Sparks
Agreement is attached as Exhibit 1 to this Agreement.

4.   As a condition and inducement to each of HNC, HNB and Millennium to enter into this Agreement, HNC has entered into an amendment to the Employment Agreement, dated May 30, 2003, between Millennium Bank, Cumberland Advisors, Inc. (“Cumberland”) and David R. Kotok (the “Kotok Amendment”), regarding the terms of his employment following consummation of the transactions contemplated by this Agreement, which Kotok Amendment is attached as Exhibit 2 to this Agreement.

5.   As a condition and inducement to HNC to enter into this Agreement, the directors and certain officers of Millennium are concurrently executing a letter agreement, in the form attached to this Agreement as Exhibit 3.

6.   Each of the parties desires to provide for certain undertakings, conditions representations, warranties and covenants in connection with the transactions contemplated by this Agreement and governing the transactions contemplated in this Agreement.

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7.   The parties intend that this Agreement shall constitute a plan of reorganization among HNC, HNB and Millennium and a merger between HNB and Millennium.

NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. THE MERGER.

A.   Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") will take place on a date at a time and place to be agreed upon by the parties (the “Closing Date”); provided, however, that unless mutually agreed by the parties, Closing shall occur within 15 days after all conditions to closing set forth in Section 11 of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

B.   The Merger.

Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States and the Commonwealth of Pennsylvania:

1.   Millennium shall merge with and into HNB, under the charter of HNB;

2.   The separate existence of Millennium shall cease;

3.   HNB shall be the surviving bank in the Merger (the "Surviving Bank") and a wholly-       owned subsidiary of HNC; and

4.   All of the property (real, personal, intangible and mixed), rights, powers, duties, obligations and liabilities of Millennium shall be taken and deemed to  be transferred to and vested in HNB, as the Surviving Bank, without further act or deed.

(Collectively, the “Effective Date”.)

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C.   HNB's Name and Business.

The name of the Surviving Bank shall be "Harleysville National Bank and Trust Company.” The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office, which shall be located at Harleysville, Pennsylvania 19438, and its legally established branches.

D.   HNB's Articles of Association and Bylaws.

1.   The articles of association of the Surviving Bank, as in effect immediately prior to the Effective Date, shall be the articles of association of the
Surviving Bank, until changed in accordance with applicable law, the articles of association, and the Surviving Bank's bylaws.

2.   The bylaws of the Surviving Bank, as in effect immediately prior to the
Effective Date, shall be the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and the bylaws.

E.   HNC’s Board of Directors and Officers.

1.  On and after the Effective Date, the directors of HNC shall consist of all of the directors of HNC serving immediately prior to the Effective Date and Vincent P. Small, Jr., who shall serve as a Class A Director, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable laws and the Articles of Incorporation and
Bylaws of HNC. In addition, Roger S. Hillas shall be appointed to serve as a “Consulting Director” to the HNC Board of Directors. He shall serve in an advisory capacity to the Board for at least one year from the
Effective Date.

2.  The officers of HNC immediately prior to the Effective Date shall be the officers of HNC, together with David E. Sparks, who shall serve as
Executive Vice President, and other officers as may be appointed from time to time, each to hold office until they resign or are removed in accordance with applicable law and the Articles of Incorporation and
Bylaws of HNC until his or her successor is duly elected or appointed and qualified.

F. HNB's Board of Directors and Officers.

1.  On and after the Effective Date, the directors of HNB duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with

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applicable law, the articles of association and bylaws of the Surviving
Bank.

2.  On and after the Effective Date, the officers of HNB duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with David E. Sparks, who shall serve as President of HNB’s Asset and Wealth Management Group, which shall be named Millennium Asset, Wealth and Private Banking Division, and
such other officers as may be appointed from time to time, each to hold office until they resign or are removed in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

SECTION 2. CONVERSION ELECTION PROCEDURES.

A.   Conversion of Millennium Common Stock.
1.   At the Effective Date, subject to the other provisions of this Agreement, each share of common stock, par value $1.00 per share, of Millennium, including all shares issuable upon conversion of the Convertible Notes, as defined, below (the "Millennium Common Stock"), issued and outstanding immediately prior to the Effective Date (other than shares of Millennium
Common Stock held directly or indirectly by HNC or Millennium or any of their respective Subsidiaries (as defined below) (except for Trust
Account Shares and DPC Shares, as defined below) and shares with respect to which the holder duly exercises the right to dissent, shall, by virtue of this Agreement and without any action on the part of the holder, be converted into and exchangeable for the right to receive, at the election of the holder as provided in and subject to the provisions of Paragraph B, below, either (x) $16.00 in cash (the “Per Share Cash Consideration”) or
(y) .6256 validly issued, fully paid and nonassessable shares of HNC common stock, $1.00 par value (the “HNC Common Stock”) (the “Per
Share Stock Consideration”). The Per Share Cash Consideration and the
Per Share Stock Consideration, as adjusted pursuant to Paragraph B, below are, collectively, referred to herein as the Merger Consideration.

For purposes of this Agreement:

“Total Stock Amount” means the product obtained by multiplying (x)
.6256 by (y) 60% of the total number of shares of Millennium Common
Stock outstanding as of the close of business on the Effective Date.

“Total Cash Amount” means the product obtained by multiplying (x)
$16.00 by (y) 40% of the total number of shares of Millennium Common
Stock outstanding as of the close of business on the Effective Date.

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2.   The Merger Consideration shall consist of no more than 40% cash, which shall be the “Total Cash Amount,” as defined above, and a maximum of
1,235,573 shares of HNC Common Stock, which shall be the aggregate stock consideration for the Merger, subject to the provisions of Paragraph
B, below, and to the antidilution provisions of Paragraph A(4), below, but in no event shall exceed the Total Stock Amount.

3.   All of the shares of Millennium Common Stock converted into the Merger
Consideration, pursuant to this Agreement, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (each a "Certificate") previously representing shares of Millennium Common Stock shall cease to have any rights with respect to those securities, except the right to receive (a) the Merger
Consideration, (b) any dividends and other distributions, in accordance with Section 3 of this Agreement, and (c) any cash to be paid in lieu of any fractional share of HNC Common Stock, in accordance with this
Agreement.

4.   If, between the date of this Agreement and the Effective Date, the shares of HNC Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within the period, appropriate adjustments shall be made to the Per Share Cash Consideration and the Per
Share Stock Consideration.

5.   At the Effective Date, all shares of Millennium Common Stock that are owned directly or indirectly by HNC or Millennium or any of their respective Subsidiaries (other than shares of Millennium Common Stock
(a) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties
(these shares, and shares of HNC Common Stock that are similarly held, whether held directly or indirectly by HNC or Millennium, as the case may be, being referred to herein as "Trust Account Shares") and (b) held by HNC or the Millennium or any of their respective Subsidiaries in respect of a debt previously contracted (these shares of Millennium
Common Stock, and shares of HNC Common Stock that are similarly held, whether held directly or indirectly by HNC or Millennium, are referred to in this Agreement as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of HNC, cash or other consideration shall be delivered in exchange for them. All shares of HNC Common Stock that are owned by Millennium or any of its Subsidiaries (other than Trust
Account Shares and DPC Shares) shall become authorized unissued stock of HNC.

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6.   The calculations required by this Section 2 shall be prepared jointly by
HNC and Millennium prior to the Closing Date.

7.   Dissenting Millennium Shareholders. If there are holders of Millennium
Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares (“Dissenting
Millennium Shares”) pursuant to Section 1222 of the Pennsylvania
Banking Code of 1965, as amended, the following provisions will govern payments to be made in respect of Dissenting Millennium Shares:

a.   All payments in respect of Dissenting Millennium Shares, if any, will be made by HNC, as they shall agree.

b.   Dissenting Millennium Shares, if any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to this Section
2 unless and until the holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of Millennium
Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost his right, each of his shares of Millennium
Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive the Merger
Consideration.

B.   Election Procedures.

1.   An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates that represented shares of Millennium
Common Stock shall pass, only upon proper delivery of the certificates to the Exchange Agent) in the form that HNC and Millennium shall mutually agree (the "Election Form") shall be mailed 35 days prior to the anticipated Effective Date or on another date that Millennium and HNC choose (the "Mailing Date") to each holder of record of Millennium
Common Stock, or options, as the case may be, as of the close of business on the 5 th business day prior to the Mailing Date (the "Election Form
Record Date").

2.   Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (a) the number of shares of the holder's Millennium Common
Stock with respect to which the holder elects to receive the Per Share
Stock Consideration ("Stock Election Shares"), (b) the number of shares of the holder's Millennium Common Stock with respect to which the holder elects to receive the Per Share Cash Consideration ("Cash Election

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Shares"), or (c) that the holder makes no election with respect to the holder's Millennium Common Stock ("No Election Shares"). Any
Millennium Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before
5:00 p.m., on the 33rd day following the Mailing Date (or another time and date upon which HNC and Millennium mutually agree) (the "Election
Deadline") shall also be deemed to be "No Election Shares."

3.   HNC shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Millennium Common Stock between the Election
Form Record Date and the close of business on the business day prior to the Election Deadline, and Millennium shall provide to the Exchange
Agent all information reasonably necessary for it to perform as specified in this Agreement.

4.   An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the
Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of the certificates or the guaranteed delivery of the certificates) representing all shares of
Millennium Common Stock covered by the Election Form, together with duly executed transmittal materials included in the Election Form. Any
Election Form may be revoked or changed by the person submitting the
Election Form at or prior to the Election Deadline. In the event an
Election Form is revoked prior to the Election Deadline, the shares of
Millennium Common Stock represented by the Election Form shall become No Election Shares and HNC shall cause the certificates representing Millennium Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange
Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of
HNC regarding these matters shall be binding and conclusive. Neither
HNC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

5.   Within 10 business days after the Election Deadline, unless the Effective
Date has not yet occurred, in which case, as soon thereafter as practicable,
HNC shall cause the Exchange Agent to effect the allocation among the holders of Millennium Common Stock of rights to receive HNC Common
Stock or cash in the Merger in accordance with the Election Forms as follows:

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a.   Cash Election Shares More Than Total Cash Amount. If the
aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares is greater than the Total
Cash Amount, then:

(1)   All Stock Election Shares and No Election Shares shall be
converted into the right to receive the Per Share Stock
Consideration,

(2)   The Exchange Agent shall then select from among the Cash
Election Shares, by a pro rata selection process, a
sufficient number of shares ("Stock Designated Shares") so
that the aggregate cash amount that will be paid in the
Merger equals as closely as practicable the Total Cash
Amount, and all Stock Designated Shares shall be
converted into the right to receive the Per Share Stock
Consideration, and

(3)   The Cash Election Shares that are not Stock Designated
Shares will be converted into the right to receive the Per
Share Cash Consideration.

b.   Cash Election Shares Less Than Total Cash Amount. If the
aggregate cash amount that would be paid upon conversion in the
Merger of the Cash Election Shares is less than the Total Cash
Amount, then:

(1)   All Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

(2)   The Exchange Agent shall then select first from among the
No Election Shares and then (if necessary) from among the
Stock Election Shares, by a pro rata selection process, a
sufficient number of shares ("Cash Designated Shares") so
that the aggregate cash amount that will be paid in the
Merger equals as closely as practicable the Total Cash
Amount, and all Cash Designated Shares shall be converted
into the right to receive the Per Share Cash Consideration,
and

(3)   The Stock Election Shares and the No Election shares that
are not Cash Designated Shares shall be converted into the
right to receive the Per Share Stock Consideration.

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c.   Cash Election Shares Equal to Total Cash Amount. If the
aggregate cash amount that would be paid upon conversion in the
Merger of the Cash Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Total Cash Amount,
then subparagraphs (a) and (b) above shall not apply and all Cash
Election Shares shall be converted into the right to receive the Per
Share Cash Consideration and all Stock Election Shares and No
Election Shares shall be converted into the right to receive the Per
Share Stock Consideration.

6.   The pro rata selection process to be used by the Exchange Agent shall consist of equitable proration processes, as mutually determined by HNC and Millennium.

C.   Stock Options.

On and after the Effective Date, each option (each, a "Millennium Option") to purchase shares of Millennium Common Stock issued by Millennium and outstanding on the Effective Date shall, by virtue of this Agreement and at the election of the holder, be converted into and be exchangeable for the right to receive cash or options to acquire
HNC Common Stock, or a combination of cash and options to acquire HNC Common Stock with any necessary proration determined by HNC and Millennium, and, not withstanding anything to the contrary, in no event shall more than 60% of the outstanding Millennium Options be converted into options to acquire HNC Common Stock.) as set forth below:

1.   The holder of each Millennium Option shall have a right to receive $16.00 minus the Millennium Option exercise price (“Value of Millennium
Option”); or

2.   HNC shall assume each Millennium Option, in accordance with the terms of the Millennium Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Date, (a)
HNC and its Board of Directors shall be substituted for Millennium and the committee of Millennium’s Board of Directors (including, if applicable, the entire Board of Directors of Millennium) administering the
Millennium Stock Option Plan, (b) each Millennium Option assumed by
HNC may be exercised solely for shares of HNC Common Stock, (c) the number of shares of HNC Common Stock subject to the Millennium
Option shall be equal to the number of shares of Millennium Common
Stock subject to the Millennium Option immediately prior to the Effective
Date multiplied by .6256, as the case may be, provided that any fractional shares of HNC Common Stock resulting from the multiplication shall be rounded down to the nearest share, and (d) the per share exercise price under each such Millennium Option shall be adjusted by dividing the Per
Share Exercise Price under each Millennium Option by .6256, as the case

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may be, provided that the exercise price shall be rounded up to the nearest cent.

3.   Each Millennium Option that is an “incentive stock option” shall be adjusted, as required by Section 424 of the Internal Revenue Code (the
“Code”), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. HNC and Millennium agree to take all necessary steps to effect the foregoing provisions of this Section
2.C.

4.   Schedule 2(C) sets forth a list of each Millennium Option, as of the date of this Agreement, including the optionee, date of grant, shares of
Millennium Common Stock subject to the option, exercise price, expiration date, classification as an incentive stock option or a non-
    qualified stock option, vesting schedule and any special features of each option.

D.   HNC Common Stock.

Except for shares of HNC Common Stock owned by Millennium or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into authorized unissued stock of HNC as contemplated by this Agreement, the shares of HNC Common Stock issued and outstanding immediately prior to the Effective
Date shall be unaffected by the Merger and the shares shall remain issued and outstanding.

E.   Exchange Of Shares.

HNC to Make Shares and Cash Available. At or prior to the Effective Date, HNC shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of HNC) (the "Exchange Agent"), selected by HNC, for the benefit of the holders of Certificates, for exchange in accordance with this Section 2, (a) certificates representing the shares of HNC Common Stock to be issued in exchange for outstanding shares of Millennium Common Stock, (b) the cash necessary to pay the Per Share Cash Consideration, and (c) the cash in lieu of fractional shares. The cash and certificates for shares of HNC Common Stock, together with any dividends or distributions with respect to them are referred to as the "Exchange Fund" in this Agreement.

F.   Exchange Procedures.

1.   As soon as practicable after the Effective Date, and in no event more than
5 business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates, who has not submitted his or her holder's Certificate or Certificates with an Election Form, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of

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loss and title to the Certificates shall pass, only upon delivery of the
Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.
After completion of the allocation procedure set forth in Paragraph B, above, and upon surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal or Election Form, as the case may be, the holder of the
Certificate or Certificates shall be entitled to receive in exchange therefore
(a) a certificate representing that number of whole shares of HNC
Common Stock that the holder of Millennium Common Stock became entitled to receive, pursuant to the provisions of Section 2 of this
Agreement, and/or (b) a check representing the aggregate Per Share Cash
Consideration and/or the amount of cash in lieu of fractional shares, if any, that the holder has the right to receive in respect of the Certificate or
Certificates surrendered. The Certificate or Certificates so surrendered shall be cancelled. No interest will be paid or accrued on the Per Share
Cash Consideration, the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of Certificates.

2.   No dividends or other distributions declared after the Effective Date with respect to HNC Common Stock and payable to holders of record shall be paid to the holder of any unsurrendered Certificate until the holder surrenders the Certificate, in accordance with the terms of this Agreement.
After the surrender of a Certificate, the record holder shall be entitled to receive any dividends or other distributions, without interest, that were payable with respect to the shares of HNC Common Stock represented by the Certificate.

3.   If any certificate representing shares of HNC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange is registered, it shall be a condition of the issuance that the
Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting the exchange shall pay to the
Exchange Agent, in advance, any transfer or other taxes required by reason of the issuance of a certificate representing shares of HNC
Common Stock in any name other than that of the registered holder of the
Certificate surrendered or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that the tax has been paid or is not payable.

4.   After the Effective Date, there shall be no transfers on the stock transfer books of Millennium of the shares of Millennium Common Stock, which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing the shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged

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for certificates representing shares of HNC Common Stock or cash or both, as provided in this Agreement.

5.   Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of HNC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to HNC Common Stock shall be payable on or with respect to any fractional share, and the fractional share interests shall not entitle the owner to vote or to any other rights of a shareholder of HNC. In lieu of the issuance of any fractional share, HNC shall pay to each former shareholder of Millennium, who otherwise would be entitled to receive a fractional share of HNC Common Stock, an amount in cash determined by multiplying (a) HNC Market Value, as defined below, by (b) the fraction of a share of HNC Common Stock that the holder would otherwise be entitled to receive.

6.   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Millennium for twelve months after the Effective Date shall be paid to HNC. Any shareholders of Millennium, who have not complied with the terms of this Agreement, shall, thereafter, look only to
HNC for payment of the Merger Consideration, the cash in lieu of fractional shares and/or the unpaid dividends and distributions on HNC
Common Stock deliverable in respect of each share of Millennium
Common Stock that the shareholder holds, as determined pursuant to this
Agreement, in each case, without any interest. Notwithstanding the foregoing, none of HNC, Millennium, the Exchange Agent or any other person shall be liable to any former holder of shares of Millennium
Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

7.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the
Certificate is lost, stolen or destroyed and, if required by HNC, the posting by the person of a bond, in an amount that HNC reasonably directs, as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent will issue, in exchange for the lost, stolen or destroyed Certificate, the Merger Consideration deliverable pursuant to the terms of this Agreement.

8.   Other Matters.

Nothing set forth in this Agreement or any exhibit or schedule to this Agreement shall be construed to:

a.   Preclude HNC or any HNC affiliate from acquiring or assuming, or to limit in any way the right of HNC or any HNC affiliate to

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acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of HNC Common Stock, or otherwise;

b.   Preclude HNC from issuing, or to limit in any way the right of
HNC to issue, prior to or following the Effective Date, HNC
Common Stock or other securities;

c.   Preclude HNC from granting employee, director or compensatory options at any time with respect to HNC Common Stock or other securities;

d.   Preclude option holders of HNC from exercising options at any time with respect to HNC Common Stock or other securities; or

e.   Preclude HNC or any HNC affiliate from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this
Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF HNC.

HNC represents and warrants to Millennium as follows:

A.   Authority.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of HNC, and no other corporate action on the part of HNC is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by HNC and, assuming due authorization, execution and delivery by Millennium’s Board of Directors and approval of this Agreement by Millennium’s shareholders, receipt of required regulatory approvals, constitutes a valid and binding obligation of HNC, enforceable against HNC in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditor’s rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNC is a party or by which HNC or any of its properties are bound.

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B.   Organization and Standing.

HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. HNC owns, directly or indirectly all of the issued and outstanding shares of capital stock of HNB. HNB is a national banking association having its corporate headquarters in Harleysville, Pennsylvania, and is duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

C.   Capitalization.

The authorized capital stock of HNC consists of 75,000,000 shares of common stock, par value $1.00 per share ("HNC Common Stock") and 8,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2003, 23,832,936 shares of HNC Common Stock and no shares of HNC Preferred Stock are issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable.

D.   Articles of Incorporation and Bylaws.

The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of HNC, which have been delivered to Millennium, are true, correct, and complete in all respects.

E.   Financial Statements.

HNC has delivered to Millennium the following financial statements: (1) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows and accompanying notes as of and for the years ended December 31, 2002, and December 31, 2001, certified by Grant Thornton, LLP, and set forth in the Annual Report to the shareholders of HNC for the year ended December 31, 2002; (these financial statements are referred to as the "HNC Financial Statements"). Each of the HNC Financial Statements fairly presents the consolidated financial position, assets, liabilities and results of operations of HNC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles(“GAAP”) consistently applied, except as otherwise noted in a footnote.

F.   Absence of Undisclosed Liabilities.

Except as disclosed in Schedule 3(F) or as reflected, noted or adequately reserved against in the HNC Balance Sheet, at December 31, 2002, HNC had no material liabilities (whether accrued, absolute, contingent or otherwise) that are required to be reflected, noted or reserved against under GAAP or that are, in any case or in the aggregate,

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material. Except as described in Schedule 3(F), since December 31, 2002, HNC has not incurred any liability other than liabilities of the same nature as those set forth in the HNC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

G.   Absence of Changes.

Since December 31, 2002, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations of HNC or HNB, except for general economic conditions affecting the banking industry generally.

H.   Litigation.

Except as disclosed in Schedule 3(H) or set forth in HNC’s Annual Report on Form 10-K for the year ended December 31, 2002: (1) there is no litigation, investigation or proceeding pending, or to the Knowledge of HNC threatened, that involves HNC or its properties and that, if determined adversely to HNC, would have a Material Adverse
Effect; (2) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC that would have a Material Adverse Effect; and (3) HNC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding that, if determined adversely to HNC, would have a Material Adverse Effect. For purposes of this paragraph only, HNC shall be deemed to include HNB and HNC subsidiaries.

I.   Compliance with Laws; Governmental Authorizations.

Except as disclosed in Schedule 3(I) or where noncompliance would not have a Material Adverse Effect: (1) HNC is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to HNC or to any of its properties; and (2) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of HNC as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the Knowledge of HNC threatened, that may result in the revocation, cancellation, suspension or materially adverse modification of them.

J.   Complete and Accurate Disclosure.

Neither this Agreement (insofar as it relates to HNC, HNC Common Stock and HNC's involvement in the transactions contemplated in this Agreement) nor any financial statement, schedule, certificate, or other statement or document delivered by HNC to Millennium in connection with this Agreement contains any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or

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omits to state any material fact necessary to make the statements not materially false or misleading.

K.   Reporting Requirements of the Securities Exchange Act of 1934.

HNC Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 (“1934 Act”) and is subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

L.   Accuracy of Representations.

Until Closing, HNC will promptly notify Millennium if any of the representations contained in this Agreement cease to be true and correct.

M.   Reports.

HNC has made available to Millennium complete copies of (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (2) the proxy statement relating to HNC’s 2003 Annual Meeting of Shareholders, (3) all Current Reports on Form 8-K, filed by HNC during 2003, and (4) all Call Reports filed by HNB with the FDIC and the Office of the Comptroller of the Currency during 2003.

N.   Loans.

All loans reflected as assets in the HNC financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

O.   HNC Common Stock.

The shares of HNC Common Stock to be issued and delivered to Millennium shareholders in accordance with this Agreement, and the shares of HNC Common Stock issuable for Millennium Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of HNC shall have any pre-emptive right with respect to them.

P.   Fundamental Corporate Change.

HNC has not entered into any negotiations, agreements, arrangements or understandings, or in any transaction pursuant to which the shares of HNC Common Stock or shares of a successor to HNC would no longer be registered under Section 12 of the 1934 Act.

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Q.   Brokers.

HNC only assumes responsibility for payment of any broker, finder or investment banker entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon contracts or agreements made by or on behalf of HNC.

R.   National Market System.

HNC Common Stock is listed for trading on the NASDAQ/NMS.

S.   SEC Reports and Financial Statements.

Since December 31, 2002, HNC has filed on a timely basis with the SEC and NASDAQ, where appropriate, and has made or will make available to Millennium true and complete copies of all forms, reports, schedules, statements, registrations and other documents required to be filed by it under the Exchange Act or the Securities Act, and
HNC will file on a timely basis all such forms, reports, schedules, statements, registrations and other documents required to be filed by it from the date of this Agreement to the Closing Date (as such documents have been or will be amended or supplemented since the time of their filing, collectively, the “HNC SEC Documents”). The HNC SEC Documents, including without limitation any financial statements or schedules included in them, at the time filed, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the document or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, complied and will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC under those Acts, and, complied and will comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The financial statements of HNC included in the HNC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to the HNC SEC Documents or, in the case of the unaudited statements, as permitted by SEC Form 10-Q) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of HNC as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. HNC shall deliver to Millennium copies of all HNC SEC Documents filed after the date of this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF HNB.

HNC, on behalf of HNB, represents and warrants to Millennium, as of the Closing Date, as follows:

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A.   Authority.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of HNB, and no other corporate action on the part of HNB is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated by this Agreement, other than approval of HNC as sole shareholder of HNB. This Agreement has been duly executed and delivered by HNB and, assuming due authorization, execution and delivery by Millennium’s Board of
Directors and approval of this Agreement by Millennium’s shareholders, receipt of required regulatory approvals, constitutes a valid and binding obligation of HNB, enforceable against HNB in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditor’s rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Association or the Bylaws of HNB or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNB is a party or by which HNB or any of its properties are bound.

B.   Capital Structure of HNB.

HNB is authorized to issue 75,000,000 shares of capital stock, par value $1.00 per share, of which 2,050,000 shares are outstanding and held by HNC.

C.   Organization and Standing.

HNB is a national banking association, and duly organized, validly existing and in good standing under the laws of United States. HNB has full power and lawful authority to own and hold its properties and to carry on its present business. HNB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

D.   Insurance.

The deposits of HNB are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the extent provided in the Federal Deposit Insurance Act.

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E.   CRA Compliance.

HNB has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. HNB has no Knowledge of any facts or circumstances that would prevent it from receiving satisfactory ratings upon its next appropriate examination.

F.   Loan Loss Reserve.

The loan loss reserve of HNB is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the Office of the Comptroller of the Currency (the “OCC”).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM.

Millennium represents and warrants to HNC as follows:

A.   Organization and Standing.

Millennium is a Pennsylvania state chartered bank and trust company that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the real property owned, leased or operated, or the business conducted, by Millennium requires qualification, except for a failure to qualify or be in good standing which, when taken together with all other failures, would not have a Material Adverse Effect.

B.   Articles and Bylaws.

The copies of the Articles of Incorporation and the Bylaws of Millennium delivered to HNC are complete and accurate copies, as in effect on this date. The minute books of Millennium that have been made available for inspection by HNC contain in all material respects a complete and accurate record of all meetings of Millennium.

C.   Authority.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of Millennium, and no other corporate action on the part of Millennium is necessary to authorize the approval of this Agreement. Millennium (1) has corporate power to own its properties and to conduct its business as currently conducted, (2) has substantially complied with, and is not in default in any respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including regulatory minimum capital requirements, the non-compliance with which or the default under which in the aggregate would have a Material Adverse Effect, (3) has not failed to file with the proper

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federal, state, local or other authorities any report or other document required to be so filed, and (4) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with all governmental and regulatory authorities, which are necessary to the business or operations of Millennium, except where the failure to obtain would have a Material Adverse Effect.

D.   Capitalization.

The authorized capital stock of Millennium consists of 5,000,000 shares of Millennium Common Stock, par value $1.00 per share and 5,000,000 shares of Preferred Stock, par value $100 per share, of which 2,291,743 shares of Common Stock were validly authorized, issued and outstanding, fully paid and nonassessable and have not been issued in violation of preemptive or similar rights of any shareholder of Millennium or other person arising by operation of securities laws, or any other applicable law or agreement or Millennium’s Articles of Incorporation or Bylaws, and no shares of
Preferred Stock are outstanding, as of this date. Other than options set forth on Schedule 2(C), (for an aggregate of 842,075 shares) and restricted shares totaling 14,950 shares as of this date there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Millennium to issue or dispose of any securities of Millennium or securities of Millennium convertible into any shares of Millennium Common Stock except, however, for $1.34 million of 4.95% Mandatory Convertible Subordinated Notes, due June 27, 2013, issued on June 27, 2003 (the “Convertible Notes”), which are convertible into 157,882 shares of Millennium Common Stock. From January 1, 2003 to this date, no dividends or other distributions (including, without limitation, any stock dividend or distribution) have been declared, set aside or paid to the holders of Millennium Common Stock.

E.   Equity Interests.

Millennium does not own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership or other entity, except in a fiduciary capacity, except Cumberland Investment Advisors, Inc. (“Cumberland”) and a 4.9% interest in Capital Security Management of West Chester.

F.   Financial Statements.

1.   Millennium has delivered to HNC copies of the following financial statements, each of which (including any related notes and schedules)
presents fairly the financial condition and results of operations of
Millennium, at the dates and for the periods covered by the statements, in accordance with GAAP, consistently applied throughout the periods covered by the statements, except as otherwise noted in a footnote:

a.   Balance Sheet (the "Millennium 2002 Balance Sheet"), Statement
of Income, Statement of Stockholders' Equity and Statement of

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Cash Flows, together with notes thereto, at December 31, 2002, and for the twelve months then ended, certified by Beard Miller
Company, LLP.

b.   Balance Sheets, Statements of Income, Statements of Stockholders'
Equity and Statements of Cash Flows, together with notes thereto, at December 31, 2001, and December 31, 2000, and for the years then ended, certified by Beard Miller Company, LLP.

c.   Millennium has delivered to HNC, Millennium’s quarterly
financial information for the quarter ended June 30, 2003,
containing the unaudited balance sheet of Millennium, as of that date, and the unaudited statements of income and cash flows of
Millennium for the three-month period reflected therein.

d.   Any annual audit report or summary report regarding the accounts that Millennium holds in a fiduciary capacity, as required by 7 P.S.
§1407, for the years ended December 31, 2002 and December 31,
2001.

2.   Millennium has provided HNC with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 2001, and will provide HNC with copies of the statements, reports, and documents issued after the date of this Agreement, on or prior to the Effective Date, and all reports and other documents filed by it with any federal or state authority during the period. Millennium shall make available for inspection by officials or representatives of HNC all financial statements prepared by Millennium and examined by Beard
Miller Company, LLP or any other auditor.

3.   Except as disclosed in Schedule 5(F) or, as reflected, noted, or adequately reserved against, in the Millennium 2002 Balance Sheet, Millennium had
no material liability (whether accrued, absolute, contingent or otherwise)
that is required to be reflected, noted or reserved against therein under
GAAP or which is, in any case or in the aggregate, material. Except as described in Schedule 5(F), since December 31, 2002, Millennium has not incurred any liability other than liabilities of the same nature as those set forth in the Millennium 2002 Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

G.   Complete and Accurate Disclosure.

The documents referred to in this Agreement, or to be contained in any financial statement, proxy statement, report, document or other written materials provided to HNC, as of the date of the document or other materials, did not contain, or as to documents or other materials to be delivered after the date of this Agreement will not contain, any

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untrue statement of material fact, or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

H.   Taxes.

1.   Millennium has timely filed all federal, state, county, and local Tax
Returns in respect of Taxes due through the date of this Agreement (taking into account any extensions granted with respect to the due date). Each
Tax Return is complete and accurate in all respects. Millennium has paid all taxes owed or owing except for amounts that have been reserved against or which are the subject of a good faith dispute. No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. There are no claims pending against Millennium for the alleged deficiency in the payment of any Taxes, and Millennium does not know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

2.   As of the date of this Agreement, Millennium has made available to HNC true and correct copies of all income, franchise, capital and other Tax
Returns, filed by Millennium for all taxable years or periods for which the relevant statute of limitations has not expired. Millennium is not a party to any tax allocation or sharing agreement. Millennium has not been a member of an affiliated group filing consolidated or combined Tax
Returns or otherwise has any tax liability for the Taxes of any Person
(other than Millennium) except, however, with respect to Cumberland, who was a member of another consolidated group and who shall file as a member of the Millennium consolidated group. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Millennium.

3.   To the extent required by GAAP, the provision for current taxes payable reflected in "Other Liabilities" in the Millennium 2002 Balance Sheet, as
of the date of this Agreement and as of the Effective Date, is and will be adequate to cover (a) all accrued and unpaid taxes of Millennium, whether or not disputed, for the period ended December 31, 2002, and for all prior periods, and (b) all Taxes that may become due and payable by
Millennium in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 2002, which by virtue of tax or accounting treatment will not be included in income until subsequent to the date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Millennium auditors have reason to believe are likely to be disallowed by the Internal

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Revenue Service if audited by the Service. The provision for applicable taxes stated on the consolidated books of Millennium as of the date hereof and as of the Effective Date, is and will be adequate to cover (1) all accrued and unpaid federal, state, county and local taxes of Millennium, whether or not disputed, for the period ended on the date hereof or on the
Effective Date, as the case may be, and for all prior periods, and (2) all federal, state, county and local Taxes that may become due and payable by
Millennium in future periods (a) in respect of the transactions, sales or services occurring or performed on or prior to the date hereof or the
Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to the dates, or
(b) in respect of deductions, costs or other allowances taken for federal income tax purposes which Millennium auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by the
Service.

4.   No consent has been filed relating to Millennium pursuant to Section
341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

5.   Schedule 5(H) identifies, to the best Knowledge of Millennium, all employees of Millennium who are parties to employment agreements or change-in-control agreements and all directors of Millennium to whom
HNC, Millennium or HNB may be obligated to make any payment that will be a “parachute payment” to a “disqualified individual,” as those terms are defined in Section 280G of the Code (without regard to whether the payment is reasonable compensation for personal services performed or to be performed in the future), as a result of the transactions contemplated in this Agreement. Schedule 5(H) further sets forth, to the best Knowledge of Millennium, the approximate amount of the “parachute payment” and the related excise tax that may be due and payable with respect to each individual identified on the Schedule, it being understood that calculation of the exact amount of the “parachute payment” and related excise tax is a complex calculation and one that is not susceptible to final determination until Closing.

6.   As used in this Agreement, (1) the term “Tax” (including, with correlative meaning, the term “Taxes,” and “Taxable”) shall mean all federal, state, county, and local income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, customs, duties, franchise, bank shares, employment, withholding and other taxes, together with all interest, penalties and additions imposed with respect to the amounts, and
(2) the term “Tax Return” shall mean all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

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I.   Absence of Undisclosed Liabilities.

Except as provided on Schedule 5(I), since December 31, 2002, Millennium has not incurred any liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect.

J.   Properties.

1.   Millennium owns no real property and, except as provided on Schedule
5(J), Millennium has the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the Millennium December 31, 2002
Balance Sheet or purported to have been acquired by it since that date
(except property held as lessee under leases and disclosed in writing prior to the date of this Agreement and except real or personal property sold or otherwise disposed of in the ordinary course of business), except liens for taxes or assessments not delinquent, and other liens and encumbrances and imperfections of title that do not materially affect the value of the property or as reflected in the Millennium December 31, 2002 Balance Sheet and
that do not interfere with or impair its present and continued use. All real property owned, leased or operated by Millennium (the “Millennium Real
Property”) that is material to the business, operations or financial condition of Millennium are in substantially good operating condition and repair (ordinary wear and tear excepted). None of the material structures on the Millennium Real Property encroaches upon real property of another
Person, and no structure of any Person encroaches upon the Millennium
Real Property. The Millennium Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not in any material respect constitute a nonconforming use under any applicable law, statute, ordinance, code, order, regulation or standard.

2.   All properties held by Millennium under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with exceptions that are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of the leased properties. Millennium, and to its Knowledge any third party, is not in default, in any material respect, under any material lease, agreement or obligation regarding Millennium’s properties or to which Millennium is a party or by which it is bound.

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K.   Investment Securities.

None of the investments reflected in the Millennium December 31, 2002 Balance Sheet under the heading “Securities Available for Sale” and “Securities Held to Maturity” and none of the investments made since December 31, 2002, is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Millennium freely to dispose of the investment at any time, and all of the investments comply with applicable law, rule and regulation.

L.   Employee Benefits.

1.   Schedule 5(L) contains a complete list of each pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement
(including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act
of 1974, as amended (“ERISA”) (“Pension Plan”) and any employee welfare benefit plan as defined in Section 3(1) of ERISA (“Welfare
Plan”)) sponsored or maintained by Millennium or any ERISA Affiliate
(as defined herein) and covering any active or former employees (or their beneficiaries) of Millennium, (a) to which Millennium or any ERISA
Affiliate is a party or by which Millennium or an ERISA Affiliate (or any of the rights, properties or assets thereof) is bound, or (b) with respect to which Millennium or any ERISA Affiliate may otherwise have any liability (whether or not Millennium or the ERISA Affiliate still maintains the Millennium Benefit Plan) (collectively, the "Millennium Benefit
Plans"). "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with Millennium would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the
Code. With respect to the Millennium Benefit Plans required to be listed in Schedule 5(L), Millennium has provided to HNC an accurate and complete copy of the most recent plan documents, the most recent annual report (Form 5500 series) filed with the United States Department of
Labor and the Internal Revenue Service, the most recent financial and actuarial reports, the most recently issued Internal Revenue Service rulings or determination letters, and all notices to the Pension Benefit Guaranty
Corporation of "Reportable Events," as defined in ERISA. All accrued contributions and other payments to be made under each Pension Plan have been set aside.

2.   Except as disclosed in Schedule 5(L), with respect to the Millennium
Benefit Plans:

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a.   Neither Millennium nor any ERISA Affiliate has any continuing liability, including any post-retirement medical, dental, life insurance or other benefits, under any Welfare Plan which provides for continuing benefits or coverage for any participant or any dependent or beneficiary of a participant after the participant’s termination of employment, except as may be required by Section
4980B of the Code or Section 601 (et seq.) of ERISA ("COBRA"),
or under any applicable state law.

b.   Each Millennium Benefit Plan complies in all material respects with the applicable requirements of ERISA, the Code, the
Securities Act, the 1934 Act and any other applicable laws
governing the Millennium Benefit Plan, and each Millennium
Benefit Plan has at all times been administered in all material respects in accordance with all requirements of the law and all regulations issued thereunder, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all requirements of law. Each Pension Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust established by each Pension Plan is exempt from federal income tax under Section 501(a) of the Code.
Each Pension Plan is, and from its establishment has been, the subject of a favorable determination letter from the IRS stating that the Pension Plan meets the requirements of Section 401(a) of the
Code and that the trust associated with the Pension Plan is tax-exempt under Section 501(a) of the Code. No event has occurred
since the date of each Pension Plan’s last determination letter that would jeopardize the qualified status of the plan or the tax-exempt status of any trust under Sections 401(a) and 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person, governmental entity, regulatory body or arbiter have been filed, are pending or are threatened with respect to any Millennium Benefit Plan and there is no fact or contemplated event that would give rise to any lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Millennium Benefit Plan. Without limiting the foregoing, the following are true with respect to each Millennium
Benefit Plan:

(1)   With respect to each Millennium Benefit Plan, there has not occurred, and no Person is contractually bound to enter
into, any “prohibited transaction” within the meaning of
Section 4975(c) of the Code or Section 406 of ERISA,
which transaction is not exempt under Section 4975(d) of
the Code or Section 408 of ERISA.

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(2)   No Millennium Benefit Plan is a Defined Benefit Plan as
defined in Section 3(35) of ERISA and no ERISA Affiliate
has ever maintained or been obligated to contribute to any
Defined Benefit Plan.

            (3)   No Millennium Benefit Plan is a Multi-employer Plan as
defined in Section 3(37) of ERISA.

(4)   No Millennium Benefit Plan is an Employee Stock
Ownership Plan as defined in Section 4975(e)(7) of the
Code.

(5)   No Millennium Benefit Plan is a Qualified Foreign Plan as
the term is defined in Section 404A of the Code and no
Millennium Benefit Plan is subject to the laws or
regulations of any other jurisdiction other than the United
States of America or one of its political subdivisions.

(6)   No Welfare Plan is a Voluntary Employees' Beneficiary
Association as defined in Section 501(c)(9) of the Code.

(7)   All Welfare Plans and their related trusts comply in all
material respects with and have been administered in
compliance with (a) Section 4980B of the Code and
Sections 601 through 609 of ERISA and all Department of
Treasury and Department of Labor regulations issued
thereunder, respectively, and (b) the Health Insurance
Portability and Accountability Act of 1996 and all
Department of Labor regulations issued thereunder.

(8)   With respect to each Millennium Benefit Plan maintained
by Millennium or any ERISA Affiliate, each Millennium
Benefit Plan provides the plan sponsor the authority to
amend or terminate the Millennium Benefit Plan at any
time, subject to the applicable requirements of ERISA and
the Code and the provisions of the Millennium Benefit
Plan.

M.   Management Contracts.

Except as specifically disclosed and identified in Schedule 5(M) Millennium has no contracts or other agreements with any member of management, any affiliate (as that term is defined in Rule 12b-2 promulgated under the 1934 Act) or any management or consultation agreement not terminable at will by it without liability, and no contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management,

27

affiliate (as defined in Rule 12b-2 of the 1934 Act) or any other Person.

N.   Actions, Suits, and Proceedings.

1.   There are no actions, suits, investigations or proceedings instituted, pending or, to the Knowledge of Millennium, threatened against
Millennium before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and

2.   To the best of its Knowledge, Millennium is not subject to any potential adverse claim, the outcome of which could individually, or in the aggregate, have a Material Adverse Effect on Millennium. Millennium has no Knowledge of any pending or threatened claims or charges against it before the Equal Employment Opportunity Commission, the Office of
Federal Contract Compliance, any Human Relations Commission or any
other federal, state or local government agency.

O.   Binding Agreement.

1.   This Agreement has been duly executed and delivered by Millennium and
(assuming due execution and delivery by HNC) constitutes, and, upon its execution and delivery shall constitute, a valid, binding and enforceable obligation of Millennium, subject to (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Pennsylvania state chartered bank and trust companies, (b) laws relating to the safety and soundness of bank and trust companies, and (c) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

2.   As of the date hereof, this Agreement has been approved by a majority of the Board of Directors.

3.   The execution, delivery and performance by Millennium of this
Agreement and the consummation of the transactions herein contemplated have been duly authorized and do not violate any provision of the Articles of Incorporation or Bylaws of Millennium, any provisions of federal or state law or any governmental rule or regulation (assuming the organization of HNB and its adoption of this Agreement, the appropriate filing of documents with the Board of Governors of the Federal Reserve
System and the OCC, the receipt of the government approvals, the receipt of the requisite Millennium shareholder approval, and the accuracy of the representations of HNC), and do not require any consent of any person under, conflict with, or give rise to any right of termination, cancellation,

28

modification, or result in a breach of or accelerate the performance required by any of the terms of, any debt instrument, lease, license, covenant, agreement or understanding to which Millennium is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which it is subject, or constitute a default thereunder or result in the creation or imposition of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of its properties or assets, except where the conflict or breach, or when the failure to obtain the consent would not result in a Material Adverse Effect.

P.   Financial Advisor.

Except for Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), no broker, agent, finder, consultant or other party (other than legal and accounting advisors) has been retained by Millennium or is entitled to be paid based upon any agreements, arrangements or understandings made by Millennium in connection with any of the transactions contemplated by this Agreement.

Q.   Insurance.

Millennium is insured by reputable insurers against all risks normally insured against by financial institutions, and all of the insurance policies or bonds maintained by it are in full force and effect and for reasonable amounts against risks that companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and have maintained all insurance required by applicable laws and regulations. Millennium is not in default and all material claims have been filed in due and timely fashion.

R.   Compliance with Laws; Governmental Authorizations.

1.   Millennium and all subsidiaries of Millennium, are currently, and to
Millennium’s Knowledge always has been, operating in compliance with all applicable laws, statutes, ordinances, codes, common law, rules, regulations, or orders (“Legal Requirements”) relating to pollution or to protection of human health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), and record keeping notification and reporting requirements with respect to Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, investigation, remediation, storage, disposal, transport or handling of Hazardous
Substances. To Millennium’s Knowledge, Millennium is currently, and always has been, operating in compliance with Legal Requirements relating to any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, depositing, disposal, discharge, dispersal, leaching, or migration on or into the environment (“Releases”) or

29

threatened Releases of any pollutant, toxic substance, contaminant, hazardous waste, hazardous substance, or extremely hazardous material which is now regulated or governed under any Legal Requirements, including, without limitation, petroleum, or any refined product or fraction thereof, asbestos, or polychlorinated biphenyls (“Hazardous Substances”)
applicable to any real property Millennium or its subsidiaries formerly owned, leased or operated (collectively, the “Former Real Property”) or any Millennium Real Property currently owned, leased or operated by
Millennium;

2.   Millennium has not received any notice from any governmental authority or other person of any violation or alleged violation of any Environmental
Law applicable to any Former Real Property or Millennium Real Property
owned, leased or operated by Millennium;

3.   There is no order, writ, injunction or decree of any court or any governmental department, commission, board, agency or instrumentality, domestic or foreign, outstanding, or any claim, action, suit, proceeding, charge, complaint, inquiry, audit or investigation pending or, to
Millennium’s Knowledge, threatened relating to compliance with, or liability under, any Environmental Law affecting real property owned, leased or operated by Millennium or, to Millennium’s Knowledge, any
Former Real Property; and

4.   Millennium currently possesses all permits and licenses required by any
Environmental Law necessary for the operation of Millennium’s business, other than permits and licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

S.   Complete and Accurate Disclosure.

The information pertaining to Millennium, which has been or will be furnished to HNC by or on behalf of Millennium for inclusion in the HNC Registration Statement, or in the applications to be filed to obtain the government approvals (the "Applications"), will contain no untrue statement of any material fact required to be stated in the
Application or necessary to make the statements in the Application, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify the information as of an earlier date. All financial statements of Millennium, included in the Prospectus or the Proxy Statement, will present fairly the consolidated financial condition and results of operations of Millennium at the dates and for the periods covered by the statements, in accordance with generally accepted accounting principles consistently applied throughout the periods covered by the statements. Millennium shall promptly advise HNC, in writing, if prior to the Effective Date it shall obtain Knowledge of any facts that would make it necessary to amend the HNC Registration Statement, the Prospectus/Proxy Statement or any Application, or to supplement the Prospectus/Proxy Statement, in order

30

to make the statements therein not misleading or to comply with applicable law.

T.   Representations and Warranties.

No representation or warranty by Millennium and no statement by Millennium in any certificate, agreement, exhibit or other document furnished in connection with the transactions contemplated by this Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the representation, warranty or statement not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

U.   Relationships.

1.   Except as set forth in Schedule 5(U), as of the date of this Agreement,
Millennium is not a party to, or bound by, any oral or written:

a.   "material contract" as the term is defined in Item 601(b)(10) of
Regulation S-K promulgated by the Securities and Exchange
Commission (“SEC”);

b.   Any agreement, not terminable on ninety (90) days or less notice, involving the payment by Millennium of more than $10,000 per annum;

c.   Agreement with any officer or other key employee, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

d.   Agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period
longer than one year or for a payment in excess of $50,000;

e.   Agreement or plan, including any stock option plan, stock
appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions
contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

f.   Agreement containing covenants that limit its ability to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, it

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may carry on its business (other than as may be required by law or any regulatory agency);

g.   Agreement, contract or understanding, other than this Agreement, the Convertible Notes and outstanding Millennium Stock Options, regarding the capital stock of Millennium or committing to dispose of some or all of the capital stock or substantially all of the assets of Millennium; or

h.   Collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

2.   Millennium is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its properties or assets is subject, other than defaults or violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse
Effect.

V.   Loans.

All loans reflected as assets in the Millennium Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

W.   Allowance for Loan Losses.

The allowance for loan losses shown, and to be shown, on the balance sheets contained in the Millennium Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

X.   Fairness Opinion.

Millennium has received an oral opinion from Sandler O’Neill to the effect that, as of the date hereof, the consideration to be received by shareholders of Millennium pursuant to this Agreement is fair, from a financial point of view, which opinion shall subsequently be reduced to writing.

Y.   Trust Department and Fiduciary Relationships.

Millennium has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements, and undertaken and performed all fiduciary and custodian duties, obligations and responsibilities in compliance in all material respects with all applicable laws statutes, rules, regulations and the governing instruments of

32

such fiduciary and custodian relationships.

Z.   Deposit Insurance.

The deposits of Millennium are insured by the Bank Insurance Fund, as administered by the FDIC in accordance with the Federal Deposit Insurance Act, and Millennium has timely paid all assessments and timely filed all reports required to be paid or filed by the Federal Deposit Insurance Act.

AA.   Compliance with Privacy Laws Policies.

Millennium is in compliance with (1) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to HNC (the “Privacy Policy”) and (2) any Applicable Laws concerning the protection of confidential personal information received from customers and consumers, including without limitation, the Gramm-Leach-Bliley Act of 1999, except in each case for any non-compliance that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF CUMBERLAND.

Millennium, on behalf of Cumberland, represents and warrants to HNC, as follows:

A.   Compliance.

1.   Each of Cumberland’s officers who are registered as registered representatives of broker dealers with the National Association of
Securities Dealers, if any, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the
“Sarbanes-Oxley Act”) and the related rules and regulations promulgated under such act or the Exchange Act and Cumberland is in compliance in all materials respects with the applicable rules and regulations of the USA
PATRIOT Act. Except as set forth on Schedule 6(A)(1), neither
Cumberland nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of
Cumberland.

2.   Cumberland has adopted a formal code of ethics (to the extent required under applicable law) and a written policy regarding insider trading. Such code and policy comply, in all material respects, to the extent applicable thereto, with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act,
respectively. The policies of Cumberland with respect to avoiding conflicts of interest are as set forth in its most recent Form ADV (or

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incorporated by reference therein). As of the date hereof and to the
Knowledge of Cumberland, there have been no material violations or allegations of material violations of these policies that have occurred or been made.

3.   Neither Cumberland nor, to Cumberland’s Knowledge, any person
“associated” (as defined under the Investment Advisers Act) with
Cumberland has for a period not less than 5 years prior to the date of this
Agreement been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the
Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-            dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Registered Investment Company pursuant to
Section 9(a) of the Investment Company Act, and to Cumberland’s
Knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

4.   Each of Cumberland’s officers and employees, who are required to be registered as an investment adviser, a broker-dealer, a registered representative, or a sales person with the SEC, any securities commission, the NASD or any state or any SRO is duly registered as such and the registration is in full force and effect.

5.   Neither Cumberland, and to Cumberland’s Knowledge, no officer, director or employee, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign Regulatory Agencies.

6.   As of the date of this Agreement, there has existed no “out of balance”
condition, pricing error or similar condition with respect to any customer account maintained by Cumberland.

7.   Schedule 6(A)(7) sets forth a complete list, as of October 1, 2003, of
Cumberland and its officers, directors, and employees that are registered or licensed as (a) a broker-dealer under the Exchange Act or under any similar state or foreign laws, (b) a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities and Futures Trading Act or under any similar state or foreign laws, (c) an investment adviser under the
Investment Advisers Act or under any similar state or foreign laws, (d) a bank or trust company, or (e) an insurance company, in each case together with a listing of all such registrations and licenses held with all applicable
Regulatory Agencies.

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B.   SEC and Regulatory Reports; Financial Statements.

1.   Cumberland filed all regulatory reports, schedules, forms, registrations and other documents, that are material to Cumberland, together with any amendments required to be made with respect to them, that were required to be filed, since December 31, 2000, with (1) the SEC, and (2) all other applicable federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and any self regulatory organizations
(“SROs”), “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection with them. Except for normal
examinations conducted by a Regulatory Agency in the regular course of the business of Cumberland, no Regulatory Agency has initiated any material proceeding or, to the Knowledge of Cumberland, material investigation or inquiry into the business or operations of Cumberland, any of its officers or directors, or Affiliates, since December 31, 2000.
There is no unresolved violation, criticism, or exception by any
Regulatory Agency with respect to any report or statement relating to any examinations of Cumberland that is material to Cumberland. Cumberland is not required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

2.   The annual financial statements for the fiscal year ended December 31,
2002, and the quarter ended March 31, 2003, of Cumberland, fairly present, in all material respects, the financial position of Cumberland as of the dates thereof and the results of operations and cash flows for the periods then ended and have been, or will be, prepared in conformity with
GAAP applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of interim financial statements).

C.   Contracts.

1.   Schedule 6(C) sets forth a list of each material contract to which
Cumberland or any of Cumberland’s Affiliates is a party or by which it is bound that contains covenants limiting the freedom of Cumberland or any of Cumberland’s Affiliates to engage in any line of business in any geographic area or to compete with any Person or restricting the ability of
Cumberland or any of Cumberland’s Affiliates to acquire equity securities of any Person.

2.   Cumberland has previously made available to HNC true and complete copies of each Cumberland and Cumberland Affiliate contract that is material to the current business of Cumberland and its Affiliates taken as a whole, including true and complete descriptions of any oral contracts, in all cases as amended and currently in effect.

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D.   Investment Contracts and Clients.

1.   Cumberland provides investment management, investment advisory and sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs). Schedule 6(D)
sets forth as of September 30, 2003, the entities to which Cumberland provides investment advisory services. As of September 30, 2003, the aggregate amount of assets for which Cumberland (a) provided investment advisory services pursuant to Advisory Contracts and, (b) provided investment advisory services pursuant to Sub-Advisory Contracts is also set forth on Schedule 6(D).

2.    Each Investment Contract and any subsequent renewal thereof has at all times since December 31, 2000 been (and currently is) duly authorized, executed and delivered by Cumberland, and at all times has been a valid and legally binding agreement of Cumberland, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles). Cumberland has been at all times since
December 31, 2000 (and currently is) in compliance with the terms of each Investment Contract to which it is a party (including without limitation the applicable investment guidelines and restrictions thereunder, where applicable), and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder.

3.   None of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory services, contains any undertaking by Cumberland to cap fees or to reimburse any or all fees thereunder resulting in an effective fee rate lower than that stated in such Investment Contract (or other applicable arrangement). As used herein, (a) the term “Client” means any Person to which Cumberland provides investment advisory services on the date hereof and (b) the term
“Investment Contract” means each contract or agreement in effect on the date hereof to which Cumberland is a party pursuant to which Cumberland provides to any Client investment advisory services.

4.   The accounts of each Client that is subject to ERISA have been managed and otherwise serviced by Cumberland so that Cumberland, in the exercise of such management, is in compliance with the applicable requirements of
ERISA and the Code, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

5.   To the Knowledge of Cumberland, since December 31, 2000 (a) the names and addresses of Clients set forth in the books and records of
Cumberland have been (and are) accurate and complete (and correctly

36

reflect the factual information relating to the underlying Client in interest);
(b) all account statements and similar materials of Cumberland have been
(and are) correct and complete, have been (and are) mailed to the name and address on record with Cumberland for each Client account, and have been (and are) in fact received by the underlying Client in interest (and no other account statements or similar materials purporting to set forth account holdings and/or fee information have been (or are) mailed or otherwise sent or delivered to any Client by Cumberland or its employees or agents); and (c) all post office box or “care of” designations to which any account statements or similar materials are mailed have been (and are)
requested by the applicable underlying Client in interest.

E.   Books and Records.

The books, records and accounts of Cumberland are maintained, in all material respects, in accordance with the requirements of Rule 204-2 of the Investment Adviser Rules, including the maintenance of a system of internal controls that provides reasonable assurance that;

1.   Transactions are executed with management's authorization;

2.   Transactions are recorded as necessary to permit preparation of the financial statements of Cumberland and its subsidiaries and to maintain accountability for Cumberland’s and its subsidiaries’ assets;

3.   Access to Cumberland’s and its subsidiaries’ assets is permitted only in accordance with management's authorization;

4.   The reporting of Cumberland’s and its subsidiaries’ assets is compared with existing assets at reasonable intervals; and

5.   Accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

F.   Compliance with Privacy Laws Policies.

Cumberland is in compliance with (1) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to HNC (the "Privacy Policy") and (2) any Applicable Laws concerning the protection of confidential personal information received from customers and consumers, including without limitation, the Gramm-Leach-Bliley Act of 1999 except in each case for any non-compliance that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect.

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G.   Anti-Money Laundering Regulation.

Since December 31, 1999, Cumberland has been in compliance with all requirements applicable to it regarding anti-money laundering and anti-terrorist rules and regulations, including the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the rules and regulations thereunder (including all rules and regulations adopted by any self regulatory organizations).

H.   AIMR Compliance.

Cumberland prepares and presents its investment performance record in accordance with the guidelines of the Association of Investment Management and Research, prepares and presents its performance record in accordance with the AIMR Performance Presentation Standards AIMR-PPSTM Amended and Restated as the AIMR-PPS(R) Standards, as currently in effect and published by the Association for Investment Management and Research (including any recommendations contained in the Standards) ("AIMR Standards"). Any composite performance presentations presented by Cumberland complies with all the composite construction requirements of the AIMRPPS( R) Standards and Cumberland’s processes and procedures were designed to calculate and present performance results in compliance with the AIMR-PPS(R) Standards for the specified periods.

I.   Assets Under Management.

The assets under management of Cumberland shall equal or exceed $500 million; provided, however, that changes in the above amount shall not include variations of assets under management due to changes in interest rates and general financial market conditions.

SECTION 7. COVENANTS OF HNC.

From the date of this Agreement until the Effective Date, HNC covenants and agrees to do the following:

A.   Best Efforts.

HNC shall cooperate with Millennium and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Section 11 of this Agreement and to consummate the Merger. In particular, without limiting the generality of the foregoing sentence, HNC agrees to do the following:

1.   Applications for Regulatory Approval. HNC shall promptly prepare and file, with the cooperation and assistance of Millennium, all required

38

applications for regulatory approval of the transactions contemplated by this Agreement.

2.   Registration Statement. HNC shall promptly prepare, with the cooperation and assistance of Millennium, and file with the SEC, a registration statement under the 1933 Act (the “Registration Statement”)
for the purpose of registering the shares of HNC Common Stock to be issued under the provisions of this Agreement. HNC may rely upon all information provided to it by Millennium in this connection and HNC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the
Proxy Statement/Prospectus that is prepared as a part thereof, if the statement is made by HNC in reliance upon any information provided to
HNC by Millennium or by its agents and representatives. HNC will advise Millennium, after it receives notice thereof, of the time when the
Registration Statement or any Pre- or Post-Effective Amendment becomes effective or any supplement or amendment has been filed.

3.   State Securities Laws. HNC, with the cooperation of Millennium, shall promptly take all actions, necessary or appropriate, to comply with the applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

B.   Financial Disclosures.

Each Quarterly Report on Form 10-Q and any Annual Report on Form 10-K filed by HNC between the date of this Agreement and the Effective Date shall fairly present the consolidated financial position, assets, liabilities and results of operations of HNC at their respective dates and for the respective periods then ended, and be prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto.

C.   Update Schedule.

HNC shall promptly disclose to Millennium in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve HNC from any and all liabilities for prior statements and disclosures to Millennium.

D.   Notice.

HNC shall promptly notify Millennium in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Millennium in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise

39

could have a Material Adverse Effect.

E.   Laws, Rules, Etc.

HNC shall comply in all material respects with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except where failure to do so will not result in a Material Adverse Effect.

F.   Approval.

As the sole shareholder of HNB, HNC will vote to approve this Agreement and the Merger.

G.   Tax Matters.

HNC shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

SECTION 8. COVENANTS OF MILLENNIUM.

From the date of this Agreement until the Effective Date, Millennium covenants and agrees to do the following:

A.   Conduct of Business.

Except as otherwise consented to by HNC, in writing, and except as otherwise permitted in this Agreement, Millennium shall, from the date of this Agreement until the Effective Date:

1.   Use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with its past customary business practices;

2.   Use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with
Millennium;

3.   Maintain all of Millennium’s structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

40

4.   Use all reasonable efforts to preserve or collect all claims and causes of action belonging to Millennium;

5.   Keep in full force and affect all insurance policies now carried by
Millennium;

6.   Perform in all respects Millennium’s obligations under all agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business except where failure to do so would not have a Material
Adverse Effect;

7.   Maintain its books of account, financial statements and other financial records in accordance with GAAP;

8.   Comply, in all material respects, with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except where failure to do so will not result in a Material
Adverse Effect;

9.   Not amend Millennium’s Articles of Incorporation or Bylaws, except as provided by this Agreement;

10.   Not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of
Millennium’s properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

11.   Not take or permit to be taken any action that would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

12.   Not declare, set aside or pay any dividend or make any other distribution in respect of Millennium Common Stock;

13.   Not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell, other than as a result of the exercise of Millennium Options or Warrants issued prior to the date of this
Agreement) any shares of Millennium Common Stock or any other equity or debt securities of Millennium or any securities convertible into
Millennium Common Stock;

14.   Not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred

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compensation or other agreement with any officer, director, employee or consultant of Millennium except normal individual increases in compensation, and/or payments of incentive compensation and/or bonuses, to employees in accordance with established employee plans, policies and/or procedures of Millennium in the ordinary course of business and consistent with customary past practice, as the case may be;

15.   Not enter into any related party transaction except related party transactions relating to extensions of credit, made in accordance with all applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm’s length transactions with other Persons that do not involve more than the normal risk of collectability or present other unfavorable features;

16.   Not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

17.   Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

18.   Not liquidate, merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or Person
(or agree to any merger, consolidation, affiliation, purchase or acquisition)
or permit (or agree to permit) any other corporation, financial institution, entity or Person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or Person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell or dispose) in any way any assets or any rights thereof of Millennium to any party other than HNC or an affiliate of
HNC, other than in the ordinary course of business and consistent with prior practice unless the failure to do so shall, in the good faith judgment of the Board of Directors, after receipt of written advice of counsel, constitute a breach of fiduciary duty by Millennium’s directors under
Pennsylvania law;

19.   Not, directly or indirectly, or cause its Representatives (as defined below)
to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any

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negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Millennium or any business combination with Millennium other than as contemplated by this
Agreement, or concerning the fact of, or the terms and conditions of, this
Agreement or authorize or permit any officer, director, employee, agent, consultant, counsel, affiliate or other representative (“Representative”) of it to do any of the above (except that Millennium officers may respond to inquiries from regulatory authorities and holders of Millennium Common
Stock in the ordinary course of business); or fail to notify HNC immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations are sought to be initiated with
Millennium; provided, however, that Millennium may respond to an unsolicited, bona fide, written offer, if the directors of Millennium have determined in good faith, after receipt of written advice of counsel, that the failure to respond would constitute a breach of the Millennium directors’ fiduciary duty under Pennsylvania law;

20.   Not change any method, practice or principle of accounting except as may be required by GAAP or any applicable regulation;

21.   Not make any loan or other credit facility commitment (including, without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any outstanding commitment;

22.   Amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

23.   Enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

24.   Not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which
Millennium is a party, other than in the ordinary course of business consistent with past practice and subject to the limitations set forth in this
Agreement;

25.   Not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the
Code;

26.   Not sell, exchange, or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity or other than in the ordinary course of business;

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27.   Not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any part, to this Agreement to obtain any required approvals for consummation of the transaction;

28.   Not agree to any of the foregoing items (9) through (27).

B.   Best Efforts.

Millennium shall cooperate with HNC and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Section 11 of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Millennium shall:

1.   Cooperate with HNC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement; and

2.   Cooperate with HNC in making Millennium's employees reasonably available for training by HNC prior to the Effective Date, to the extent that training is deemed reasonably necessary by HNC.

C.   Access to Properties and Records.

Millennium shall afford to the officers and authorized representatives of HNC access to properties, books and records pertaining to Millennium in order that HNC may have full opportunity to make reasonable investigations at reasonable times as it shall desire, of the properties, books, contracts, documents and records of Millennium, and the officers of Millennium will furnish HNC with additional financial and operating data, including test tapes, and other information as to its business and properties as HNC shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Merger. Nothing in this paragraph shall be deemed to require Millennium to breach any obligation of confidentiality, provided, however, that Millennium shall use its best efforts to obtain waivers from any third party of compliance with any obligation to the extent reasonably requested by HNC. HNC shall maintain the confidentiality of all information furnished to it by Millennium pursuant to this Section 6(c) and if the transactions contemplated by this Agreement are not consummated for any reason, HNC agrees, at the option of Millennium, either to return all the information and any copies thereof, including any extracts from the information or memoranda relating to the information prepared by HNC, or to destroy all the information.

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D.   Board and Committee Minutes.

Millennium shall provide to HNC within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of the meeting.

E.   Update Schedule.

Millennium shall promptly disclose to HNC in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Millennium from any and all liabilities for prior statements and disclosures to HNC.

F.   Notice.

Millennium shall promptly notify HNC in writing of any actions, claims, investigations, proceedings or other developments which individually or in the aggregate, if pending or in existence on the date of this Agreement, would have been required to be disclosed to HNC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect.

G.   Affiliate Letters.

Millennium shall deliver or cause to be delivered to HNC, at or before the Closing, a letter or agreement from each officer, director and shareholder of Millennium, who may be deemed to be an “affiliate” (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Millennium, in form attached hereto as Exhibit 3, under the terms of which each officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of HNC Common Stock to be received by the Person pursuant to this Agreement.

H.   Distributions and Dividends.

Millennium shall not declare or pay any cash dividend or make any distributions to shareholders without the express, written approval of HNC.

I.   Press Releases.

Millennium shall not issue any press release related to this Agreement or the transactions contemplated hereby as to which HNC has not given its prior written consent, and shall consult with HNC as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit Millennium from

45

making any disclosure which its counsel deems reasonably necessary.

J.   Good Faith Cooperative Effort to Revise Structure.

Millennium hereby agrees to cooperate with HNC to approve any revision to this Agreement, or to the attached schedules and exhibits, involving a structural change to the Merger and the transactions contemplated thereunder; provided, however, that Millennium shall not be obligated to approve any revision to this Agreement that would result in a reduction of the Merger Consideration or would cause the transaction contemplated hereby to fail to qualify as a reorganization under § 368(a) of the Code.

SECTION 9. COVENANTS OF CUMBERLAND.

Millennium, on behalf of Cumberland, covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Date (except as otherwise specifically contemplated by the terms of this Agreement), unless HNC shall otherwise consent in writing:

A.   Business.

The businesses of Cumberland shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws, including, without limitation, the Investment Advisors Act, and the USA PATRIOT Act, and the timely filing of all reports, forms or other documents with the SEC required pursuant to the Investment Advisors Act.

B.   Best Efforts.

Cumberland shall use its reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of Cumberland, to keep available the services of the present officers and key employees of Cumberland and to preserve, in all material respects, the present relationships of Cumberland with Clients and other persons with which Cumberland has significant business relations. Without limiting the generality of the foregoing, Cumberland shall not (except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Date, directly or indirectly do, any of the following without the prior written consent of HNC:

1.   Make or commit to make any capital expenditures, other than (a)
expenditures for routine or emergency maintenance and repair and (b)
expenditures that do not exceed $25,000 individually or $100,000 in the

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aggregate for all expenditures made pursuant to this clause (b), provided that HNC’s prior written consent to any other capital expenditures requested to be made by Cumberland shall not be unreasonably withheld or delayed if the expenditures were included in Cumberland’s 2003 capital expenditure budget provided by Cumberland to HNC prior to the date of this Agreement;

2.   Incur any indebtedness for borrowed money or guarantee the indebtedness of another Person (other than Cumberland) or enter into any “keep well”
or other agreement to maintain the financial condition of another Person
(other than Cumberland) or make or modify any loans (including any extension of credit to any officer or director of Cumberland or any affiliate in violation of the Sarbanes-Oxley Act) or advances of borrowed money or capital contributions to, or equity investments in, any other Person
(other than Cumberland or an Investment Company for which Cumberland provides investment advisory services or acts as general partner or managing partner, to the extent required pursuant to contractual arrangements existing on the date hereof) or issue or sell any debt securities, other than (a) borrowings under existing agreements in the ordinary course of business consistent with past practice not to exceed
$250,000 in the aggregate outstanding at any time, (b) intercompany indebtedness between Millennium and any of its subsidiaries, or (c) as otherwise expressly permitted pursuant to this Agreement;

3.   Millennium shall not permit Cumberland voluntarily to forfeit, abandon, amend, modify, waive, terminate or otherwise change any of its registrations, licenses, qualifications with any governmental entity or its memberships in any self-regulatory organizations, securities exchanges, boards of trade, commodities exchanges, clearing organizations or trade organizations, except (a) as may be required in order to comply with applicable law or (b) forfeitures, abandonments, amendments, terminations, changes, modifications or waivers as would not, individually or in the aggregate, restrict the business or operations of Cumberland in any material respect;

C.   Approval of New Fund Contracts.

HNC and Millennium recognize that the transaction contemplated by this Agreement shall constitute an assignment and termination of the Client Contracts under the terms thereof and the Investment Advisors Act of 1940. HNC and Millennium agree to use all their reasonable best efforts to cooperate in obtaining the authorizations and approvals of the board of directors or Trustees of the U.S. Registered Funds (including any separate approvals of disinterested directors or trustees) and the shareholders thereof as may be reasonably required by the Investment Company Act for new contracts (the "Fund Approvals").

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D.   Consents and Notices.

Millennium shall cause Cumberland, with respect to each Investment Contract for which the consent of a Client to the assignment or deemed assignment of the Investment Contract as a result of the Merger is required by applicable law and/or by the terms of the Investment Contract (other than Clients that are Investment Companies), within 10 days following the date of this Agreement, to send a written notice (a “Notice”) informing the Clients of the Merger and requesting written consent to the assignment or deemed assignment of the Client's Investment Contract. In the case of any Client (other than an Investment Company) that is a trust (or similar estate planning vehicle), a Notice requesting written consent also shall be sent to each of the beneficiaries of the trust, and/or approval shall be sought from any applicable court or other governmental authority having jurisdiction over the selection of fiduciaries for the trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of the Client's Investment Contract resulting from the Merger to the extent the consent of beneficiaries and/or approval of a governmental authority is required by the constituent documents of the trust (or other estate planning vehicle), its Investment Contract or applicable law. All Notices and related materials distributed to Clients shall be in form and substance reasonably acceptable to HNC, and HNC shall be provided a reasonable opportunity to review all the Notices prior to distribution and to have its reasonable comments reflected therein, provided that, in the case of any trust or other estate planning vehicle for which Cumberland does not serve as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority purported to be held by the trustee(s) of the trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing the consent under its constituent documents and applicable law shall be conclusive (with respect to both notification and consent requirements) absent actual Knowledge of Cumberland to the contrary. Cumberland shall make available to HNC copies of all substantive correspondence between Cumberland and its Clients (or their representatives or counsel) relating to the consent solicitation provided for in this Section 9.

Within 10 days after following the date of this Agreement, Cumberland shall cause all Private Funds and Non-Fund Clients, entered into by Cumberland between the date of this Agreement and the Closing Date ("New Clients"), to be informed of the transactions contemplated by this Agreement. In addition, Cumberland shall request from all Private Fund and Non-Fund Clients, including all existing clients and New Clients, a signed written consent to the transaction contemplated by this Agreement in a form that is reasonably satisfactory to HNC ("Affirmative Consent"). Notwithstanding the terms of this Section 9, Cumberland may seek the consent of a Non-Fund Client who has entered into a Client Contract that does not require a written consent in the form of an implied consent ("Negative Consent") by sending a notice and request-for-consent letter to each relevant client not later than 30 days prior to the Closing in a form that is reasonably satisfactory to HNC. Cumberland shall (a) keep HNC informed of the status of obtaining Affirmative Consents and Negative Consents and (b) deliver to HNC prior to the Closing copies of all Affirmative Consents and make available for inspection the originals of the Affirmative Consents prior to the Closing.

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SECTION 10. ADDITIONAL AGREEMENTS.

A.   Best Efforts.

Through the Closing Date, Millennium shall, and shall cause all of its subsidiaries, including Cumberland, to use its reasonable best efforts:

1.   To obtain consents of all third parties necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement
(including without limitation to obtain the agreements necessary to satisfy the conditions to Closing set forth in Section 11 of this Agreement;
provided that Cumberland shall not be required to make any unreasonable payment, provide any unreasonable financial accommodation or agree to any unreasonable modification to any contractual arrangement to obtain the consents or certificates; and provided, further, that, without the prior written consent of HNC, Cumberland shall not make, or commit to make, any direct or indirect payment (including without limitation increases in compensation or grants of options or equity) to any Person to enter into employment agreements or to obtain the agreements necessary to satisfy the condition to Closing set forth in this Agreement;

2.   Obtain an estoppel certificate from the lessor of Cumberland’s principal office and place of business at 614 Landis Avenue, Vineland, NJ; and

3.   To provide any notices to third parties required to be provided prior to the
Effective Date, including under any Leases or insurance policies.

B.   AIMR Compliance.

Cumberland shall provide HNC with all information reasonably necessary to determine the basis upon which Cumberland prepares and presents its performance presentations and shall cooperate with HNC to determine the actions, if any, necessary to cause Cumberland to prepare and present its performance presentation in accordance with
AIMR Standards.

C.   Other Undertakings by HNC and Millennium.

1.   Undertakings of Millennium.

a.   Shareholder Approval. Millennium shall submit this Agreement to its shareholders for approval at a meeting (the “Millennium
Shareholders Meeting”) with the recommendation of its Board of
Directors to the shareholders to approve this Agreement.

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Notwithstanding the foregoing, the Board of Directors of
Millennium may withhold its recommendation or withdraw its
recommendation to its shareholders only first if (1) the Board of
Directors shall be in receipt of a Superior Proposal, as defined below; and (2) the Board of Directors of Millennium shall have determined that the failure to do so, after receipt of written advice of counsel, would constitute a breach of the Millennium directors’
fiduciary duty under Pennsylvania Law. Millennium agrees that if the Millennium Board fails to recommend or withdraws its
recommendation to its shareholders regarding the Merger, and the shareholders subsequently fail to approve the Merger, the fee provided in Section 13 hereof ($3,000,000.00) shall be due and payable to HNC.

Superior Proposal means a bona fide written proposal or written offer (other than by another party hereto) for an Acquisition
Transaction on terms which the Board of Directors of Millennium concludes in good faith, based upon the advice of its financial advisors and after written advice from outside legal counsel, taking into account all the terms and conditions of the Acquisition
Transaction (including any break-up fees, expense reimbursement provisions and conditions to consummation), the legal, financial and regulatory aspects of the proposal, and the person making the proposal, are in the aggregate more favorable to all the
shareholders of Millennium than the Merger.

b.   Updated Fairness Opinion. Millennium shall use its reasonable best efforts to obtain written opinion from Sandler O’Neill to the effect that the consideration to be received by shareholders of
Millennium pursuant to this Agreement is fair, from a financial point of view, to the shareholders, for inclusion in the
Prospectus/Proxy Statement.

2.   Undertakings of HNC and Millennium.

a.   Filings and Approvals. HNC and Millennium shall cooperate with each other in the preparation and filing, as soon as practicable, of:

(1)   The applications required to be filed by any party or an
affiliate of any parts to this Agreement;

(2)   All other documents necessary to obtain any other
approvals and consents required to effect consummation o
the transactions contemplated by this Agreement.

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b.   Public Announcements. HNC and Millennium shall agree upon
the form and substance of any press release related to this
Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

c.   Maintenance of Insurance. HNC and each HNC subsidiary, and
Millennium and each Millennium subsidiary, shall maintain
insurance in such amounts as HNC and Millennium, respectively, believe are reasonable to cover risks that are customary in relation to the character and location of its and their respective subsidiaries’
properties and the nature of its and their respective subsidiaries’
businesses.

d.   Maintenance of Books and Records. HNC and each HNC
subsidiary, and Millennium and each Millennium subsidiary, shall maintain books of account and records on a basis consistent with past practice.

e.   Integration Team. HNC and Millennium shall cooperate with each other in the selection of an integration team, made up of an equal number of persons from HNC’s senior staff and from Millennium senior staff, which team shall plan and implement an orderly, cost effective consolidation of Millennium’s back room operations
presently located in Harleysville, Pennsylvania, into HNC’s
operations in Harleysville, Pennsylvania.

f.   Outside Service Bureau Contracts. HNC and Millennium shall cooperate with each other, and if mutually agreed in the interest of an order, cost-effective consolidation of operations, terminate any contract or arrangement Millennium or any Millennium subsidiary may have with an outside service bureau or other vendor of
services and substitute a contract or arrangement between HNC or any HNC subsidiary (as HNC shall elect) and for the provision of similar services to Millennium or any Millennium subsidiary on terms and conditions mutually acceptable to Millennium and HNC.

g.   In-House Operations. HNC and Millennium shall, subject to
applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of
Millennium or any Millennium subsidiary, including without
limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between HNC or any HNC

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subsidiary (as HNC shall select) and Millennium for the provision of similar services to Millennium on terms and conditions mutually acceptable to Millennium and HNC.

SECTION 11. CONDITIONS TO THE OBLIGATIONS OF HNC AND MILLENNIUM.

A.   Common Conditions.

The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any condition shall have been waived, as provided in this Agreement:

1.   This Agreement shall have been duly authorized, approved and adopted by the shareholders of Millennium, as required by applicable provisions of the Banking Code, and the required provisions of Millennium's Articles of
Incorporation. This Agreement shall have been duly authorized, approved and adopted by HNC, as required by the applicable provisions of the
Pennsylvania Business Corporation Law and the applicable provisions of
HNC's Articles of Incorporation and the applicable provisions of the rules and requirements of the NASDAQ National Market. This Agreement shall have been duly authorized, approved and adopted by HNC as the sole shareholder of HNB. The parties shall have received all requisite approvals and consents of regulatory authorities and all statutory waiting periods relating to the consents or approvals shall have expired.

2.   The parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the
Merger and all notice periods and waiting periods required after the granting of the approvals shall have passed.

3.   No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise have a Material Adverse Effect on the transactions contemplated by this
Agreement.

4.   No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

5.   The Registration Statement shall have been filed (the date of which is referred to herein as the “Filing Date”) by HNC with the SEC under the

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1933 Act, and shall have been declared effective prior to the time the
Proxy Statement/Prospectus is first mailed to the shareholders of
Millennium, and no stop order with respect to the effectiveness of the registration statement shall have been issued; the HNC Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or “blue sky” laws of all states in which action is required for purposes of the initial issuance and the distribution of shares to the shareholders of Millennium entitled to receive shares pursuant to the terms of this Agreement.

6.   All other requirements prescribed by law, which are necessary to the consummation of the transactions contemplated by this Agreement, shall have been satisfied.

B.   Conditions to Obligations of HNC.

The obligations of HNC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

1.   Each of the representations, warranties and covenants of Millennium contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on that date (or on the date when made in the case of any representation or warranty that specifically relates to an earlier date); Millennium shall have performed its covenants and agreements; and (a) HNC shall have received a certificate signed by 2 executive officers of Millennium, dated as of the date of the Closing, to the foregoing effect and (b) HNC shall have received a certificate signed by the Chief Executive Officer of Millennium, dated as of the date of the
Closing, to the foregoing effect.

2.   The regulatory approvals required in connection with the transaction contemplated by this Agreement shall not have imposed any nonstandard condition or requirement that, in the opinion of the Board of Directors of
HNC, renders consummation of the Merger inadvisable.

3.   Holders of no more than 8% of the issued and outstanding shares of
Millennium (183,339 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

4.   HNC shall have received an opinion or opinions, dated as of the Effective
Date, from Stevens & Lee, P.C. counsel to Millennium, substantially in the form attached as Exhibit 5 to this Agreement.

5.   Since June 30, 2003, there shall not have occurred any Material Adverse
Effect with respect to Millennium.

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6.   No environmental problem of a kind contemplated in Section 5 of this
Agreement shall have been discovered that would, or that potentially could, have a Material Adverse Effect.

7.   HNC shall have received an opinion from Shumaker Williams, P.C.
reasonably satisfactory in form and substance to HNC, dated the Effective
Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes:

a.  The transactions contemplated by this Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and
368(a)(2)(D) of the Code;

b.  The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and HNC, Millennium and HNB will
each be a “party to a reorganization” within the meaning of Section
368(b) of the Code;

c.   No gain or loss will be recognized by HNC, Millennium or HNB as a result of the reorganization; and

d.   Subject to any limitations imposed under Sections 381 and 382 of the Code, HNB, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of
Millennium, including but not limited to earnings and profits, methods of accounting, and tax basis and holding periods of
Millennium.

In rendering its opinion, Shumaker Williams, P.C. may require and rely upon (and may incorporate by reference) certain representations of HNC,
Millennium or HNB.

8.   In connection with the execution of this Agreement, each director and executive officer of Millennium shall have delivered to HNC an executed letter agreement in the form attached hereto as Exhibit 3.

9.   HNC shall have received from each director and executive officer of
Millennium an executed counterpart of an affiliate’s agreement, in the form attached hereto as Exhibit 4.

10.   Each of the consents and approvals required to be obtained from counterparties to Contracts with Cumberland (other than Investment
Contracts) in order for the Contracts not to be violated, breached, defaulted under, accelerated or terminated by reason of the consummation of the Merger shall have been obtained and shall remain in full force and effect, except for any failures to obtain the foregoing or for any failures of

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the foregoing to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect on Cumberland.

11.   HNC shall have received:

a.   All consents and authorizations of landlords and other persons that are necessary to permit the Merger to be consummated without violation of any lease or other agreement to which Millennium is a party or by which any of its properties are bound; and

b.  Any other certificates and documents that HNC may reasonably request (all of the foregoing certificates and other documents being herein referred to as “Millennium Closing Documents”).

12.   Since June 30, 2003, there shall not have occurred any Material Adverse
Effect with respect to Cumberland.

C.   Conditions to the Obligations of Millennium.

The obligations of Millennium to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

1.   Each of the representations, warranties and covenants of HNC contained in this Agreement shall be true and correct in all material respects as of the
Effective Date as if made on that date (or on the date when made in the case of any representation or warranty that specifically relates to an earlier date); HNC shall have performed its covenants and agreements; and (a)
Millennium shall have received a certificate signed by the President and
Secretary of HNC, dated as of the date of the Closing, to the foregoing effect and (b) Millennium shall have received a certificate signed by the
Chief Executive Officer of HNC, dated as of the date of the Closing, to the foregoing effect.

2.   Millennium shall have received an opinion from Stevens & Lee, P.C.
reasonably satisfactory in form and substance to Millennium, dated the
Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes:

a.   The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and Millennium, HNC and HNB will
each be a “party to a reorganization” within the meaning of Section
368(b) of the Code;

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b.   No gain or loss will be recognized by Millennium by reason of the
Merger (except for amounts resulting from any required change in accounting method);

c.   Millennium shareholders who receive solely HNC Common Stock
(plus any cash in lieu of a fractional share interest in HNC
Common Stock) for their shares of Millennium Common Stock
will not recognize any gain or loss with respect to the HNC
Common Stock received in the exchange (except to the extent of any cash received in lieu of a fractional share interest in HNC
Common Stock);

d.   Each Millennium shareholder who receives HNC Common Stock
and cash (other than cash in lieu of a fractional share interest in
HNC Common Stock) for the shareholder’s shares of Millennium
Common Stock will recognize the gain, if any, realized by the shareholder in the exchange, to the extent of the lesser of (1) the total amount of cash received by such shareholder in the exchange, and (2) the difference between (a) the sum of the amount of cash and the fair market value of the HNC Common Stock received by such shareholder in the exchange, and (b) such shareholder's aggregate tax basis in the shares of Millennium Common Stock surrendered by such shareholder in the exchange. No loss will be recognized by any such Millennium shareholder;

e.   Each Millennium shareholder’s aggregate tax basis in any shares of HNC Common Stock received in the Merger (including a
fractional share interest in HNC Common Stock deemed received and redeemed) will be the same as the aggregate tax basis of the shares of Millennium Common Stock that the Millennium
shareholder surrendered in exchange therefore, decreased by the amount of any cash received by the shareholder in the exchange and increased by the amount of income or gain (excluding such income, if any, that is treated as a dividend) that is recognized by the shareholder in the exchange;

f.   Each Millennium shareholder’s holding period in shares of HNC
Common Stock received in the Merger (including a fractional
share interest in HNC Common Stock deemed received and
redeemed) will, in each instance, include the period during which the shares of Millennium Common Stock surrendered in exchange therefore were held, provided that the Millennium Common Stock is held as a capital asset on the Effective Date; and

g.   The payment of cash in lieu of fractional share interests of
Millennium Common Stock will be treated as if the fractional

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shares were distributed as part of the exchange and then redeemed by HNC. Such cash payments will be treated as having been
received as distributions in full payment in exchange for the stock redeemed, as provided in Code Section 302(a). Gain or loss will be realized and recognized in an amount equal to the difference between the redemption price and the basis of the fractional share of HNC Common Stock deemed surrendered therefore.

In rendering their opinion, Stevens & Lee, P.C. may require and rely upon
(and may incorporate by reference) certain representations of HNC,
Millennium or HNB.

3.   Millennium shall have received an opinion, dated as of the Effective Date, from Shumaker Williams, P.C., counsel to HNC, substantially in the form attached as Exhibit 6 to this Agreement.

4.   Since June 30, 2003, there shall not have occurred any Material Adverse
Effect with respect to HNC.

SECTION 12. TERMINATION.

This Agreement and the Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after the receipt of required approvals only if one or more of the following events shall occur:

A.   By the mutual written consent of the parties hereto;

B.   By Millennium, if Millennium provides written notice to HNC that there has been a material breach of any obligation of HNC contained herein and the breach has not been remedied within 30 days after receipt by HNC of written notice specifying the nature of the breach and requesting that it be remedied, (2) any condition in Section 11 to Millennium’s obligations hereunder has not been satisfied prior to or as of the Closing or an earlier date, as may be specified, or (3)
(a) the average of the closing sales prices of HNC Common Stock, as reported on the NASDAQ National Market, for the 10 consecutive trading days ending 2 trading days prior to Closing (the “HNC Market Value”) is less than 80% of the closing sales price of HNC Common Stock ending on the trading day immediately following public announcement of the Merger and (b) the quotient obtained by dividing the HNC Market Value by the closing sales price of HNC Common
Stock ending on the trading day immediately following public announcement of the Merger is less than the number obtained when .20 is subtracted from the quotient obtained by dividing the Closing Price of the NASDAQ Bank Index on the trading day ending 2 days prior to Closing used in determining the HNC
Market Value by the Closing Price of the NASDAQ Bank Index on the trading day immediately following the public announcement of the Merger.

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C.   By HNC, if (1) by written notice to Millennium that there has been a material breach of any obligation of Millennium contained herein and the breach has not been remedied within 30 days after receipt by Millennium of written notice specifying the nature of the breach and requesting that it be remedied or (2) by written notice to Millennium that any condition in Section 11 to HNC’s obligations hereunder has not been satisfied prior to or as of the Closing or an earlier date as may be specified;

D.   By HNC or Millennium, if the Closing shall not have occurred on or prior to
August 1, 2004, unless the failure of the occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by the party on or before the Closing; provided, however, that the date may be extended by the written agreement of the parties; or

E.   By HNC, if the conditions set forth in Section 11 are unable to be fulfilled as a result of HNC's inability to obtain necessary regulatory approvals and consents by
July 1, 2003.

SECTION 13. EFFECT OF TERMINATION.

A.   Effect.

In the event of termination of this Agreement as provided above, this Agreement shall immediately become null and void and the transactions contemplated in the Agreement shall be abandoned, except that the provisions relating to brokers (Sections 6 and 9), limited liability (Section 13), confidentiality (Sections 13 and 15), publicity (Section 23), and expenses (Section 14) of this Agreement shall survive.
B.   Limited Liability.

The termination of this Agreement in accordance with the terms of Section 12 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that, if this Agreement is terminated pursuant to Section 12, the breaching party shall be liable to the nonbreaching party for all costs or liability that may be pursued and found, as a matter of law or in equity, including but not limited to, reasonable out-of-pocket costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and consummation of this Agreement, and including the fees of its or their counsel, accountants, consultants and other representatives.

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C.   Confidentiality.

In the event of the termination of this Agreement, neither HNC, HNB nor Millennium shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

D.   Expenses; Termination Fee.

Notwithstanding any provision in this Agreement to the contrary, in order to induce HNC and HNB to enter into this Agreement and as a means of compensating HNC and HNB for the substantial direct and indirect monetary and other damages and costs contemplated hereby, in the event that the Board of Directors of Millennium (1) shall be in receipt of an offer to engage in any Acquisition Transaction with a Person other than HNC or a HNC affiliate (a “Third party Offer”) and (2) the Board of Directors of Millennium shall (i) withhold or withdraw its recommendation of the transactions contemplated by this Agreement, or (ii) shall have recommended that the shareholders of Millennium approve or accept any Third party Offer or (3) Millennium enters into an Acquisition Transaction at any time before September 30, 2004 (a “HNC Termination Event”), Millennium hereby covenants and agrees to pay HNC, and HNC shall be entitled to the payment of a fee of $3,000,000, as liquidated damages to reimburse HNC for the reasonable costs and expenses (including, without limitation attorneys fees and costs) associated with the negotiation and preparation of this Agreement, (the “Fee”) upon the occurrence of a HNC Termination Event. The parties acknowledge that the actual amount of damages and costs would be impracticable or extremely difficult to determine, and that the sum of the Fee constitutes a reasonable estimate by the parties under the circumstances existing, at the date of this Agreement, of the damages and costs. The payment shall be made to HNC in immediately available funds within 5 business days after the occurrence of a HNC Termination Event. For purposes of this Section 13, “Acquisition Transaction” shall mean (i) a merger, consolidation, or any similar transaction, involving Millennium, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Millennium or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of at least 15% interest in any class or series of equity securities of
Millennium.

SECTION 14. EXPENSES.

Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in the event of termination of this Agreement pursuant to Section 12 and this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Sections 13 and 21 hereof.

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SECTION 15. CONFIDENTIALITY.

Any non-public or confidential information disclosed by Millennium, HNC or by HNB pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the context thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know the information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained or created hereunder by any party shall be returned, as soon as practicable after any termination of this Agreement.

SECTION 16. SURVIVAL.

The representations and warranties set forth in this Agreement shall be deemed to have been relied upon by the party to whom they are made and shall survive Closing. All covenants and duties that relate to a time after closing, shall survive Closing and all other covenants and duties that do not relate to a time after Closing shall not survive Closing.
No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

SECTION 17. EMPLOYEES.

A.   Subject to HNC's usual personnel and qualification policies, HNC will endeavor to continue the employment of all current employees of Millennium or any
Millennium subsidiary in positions that will contribute to the successful performance of the combined organization. More specifically, HNC will, after consultation with David E. Sparks and David R. Kotok, prior to or soon after the
Closing Date, inform each Millennium employee of the likelihood of the employee having continued employment with HNC, HNB or any other HNC subsidiary following the Closing, and will permit any Millennium employee to apply for any employment position posted as available with HNC, HNB or any other HNC subsidiary. HNC will give any Millennium applicant priority consideration. For non-customer contact employees, where there is a coincidence of responsibilities, HNC will try to reassign the affected individual to a needed position that uses the skills and abilities of the individual. If that is impracticable or if HNC elects to eliminate a position, HNC will make severance payments to

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the displaced employee as set forth in this Section. All Millennium customer contact employees will be offered employment in their current positions.

B.   HNC will grant an eligible employee a minimum of 1 month of severance pay (at his then current pay rate).

C.   All employees of Millennium or of any Millennium subsidiary on the date of this
Agreement will be eligible for severance benefits set forth in this Section, except that:

1.   No employee of Millennium or of any Millennium subsidiary who shall receive any payment or benefit pursuant to any "change in control"
agreement or similar plan or right shall be eligible for any severance benefits;

2.   No employee of Millennium or of any Millennium subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless the employee continues in employment for
30 days following the actual consolidation and conversion of Millennium's operating systems with and into HNB's operating systems, which, as of the date of this Agreement, is scheduled to be completed not later than 60 days after the Effective Date;

3.   No employee of Millennium or of any Millennium subsidiary who receives and turns down any two job offers of equal or higher salary grade at a location within a 25-mile radius of the employee's home shall be eligible for any severance benefits.

D.   Each person eligible for severance benefits will remain eligible for benefits, if his or her employment is terminated, other than for "cause," within 6 months after the Effective Date. Any person whose employment with HNC or any HNC subsidiary is terminated without "cause" after 6 months from the Effective Date shall receive severance benefits from HNC or an HNC subsidiary, as is provided for in HNC's general severance policy for terminations (with full credit being given for each year of service with Millennium or any Millennium subsidiary).

E.   For purposes of this Section 4.07(c)(ii), "cause" means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, HNC, any HNC Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under HNC's dismissal policy; or (5) violated HNC's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by HNC and its Subsidiaries in the ordinary course of its business.

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F.   In accordance with HNC's usual personnel policies, HNC shall establish, for each employee of Millennium or of any Millennium Subsidiary who becomes an employee of HNC or any HNC Subsidiary, an annual review date based on the original hire date of that person by Millennium or a Millennium Subsidiary. This review date shall be in lieu of the current annual Millennium review date. In order to transition employees to the HNC annual review system in a fair and equitable manner, HNC shall adjust the first pay increases for any transitioned employees in proportion (rounded off to the nearest month) to the time that the HNC review date is advanced, or postponed, for such employees from the Millennium annual review date, all as has been heretofore disclosed to Millennium.

SECTION 18. EMPLOYEE BENEFITS.

A.   As of the Effective Date, each employee of Millennium or of any Millennium subsidiary who becomes an employee of HNC or of any HNC subsidiary shall be entitled to full credit for each year of service with Millennium or the Millennium Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual, in HNC's, or as appropriate, in the HNC Subsidiary's, employee benefit plans, programs and policies. HNC shall use the original date of hire by Millennium or a Millennium Subsidiary in making these determinations.

B.   The employee benefits provided to former employees of Millennium or a Millennium subsidiary after the Effective Date shall be no less favorable than the employee benefits, in the aggregate, provided by HNC or its subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of Millennium or any Millennium subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

C.   Subject to the other provisions of this Agreement, after the Effective Date, HNC may discontinue, amend, convert to, or merge with, an HNC or HNC subsidiary plan any Millennium Benefit Plan, subject to the plan's provisions and applicable law.

SECTION 19. ELECTION OF HNC DIRECTORS.

Upon consummation of the Merger and subject to compliance with all applicable legal requirements, HNC shall elect the Millennium Nominee (selected pursuant to Section 1(E) hereof) as a director of HNC, effective the Effective Date, to serve as a Class A director, which class serves until 2007.

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SECTION 20. CUMBERLAND.

HNC intends to maintain the separate corporate existence of Cumberland.

SECTION 21. INDEMNIFICATION AND INSURANCE.

On and after the Effective Date and for a period ending 6 years thereafter, HNC shall indemnify, defend and hold harmless all former and then-existing directors, officers, employees and agents of Millennium against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of HNC, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that the person is or was a director, officer, employee or agent of Millennium, whether pertaining to any matter existing or occurring at or prior to the
Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date to the same extent as the officer, director, employee or agent would be entitled to indemnification by Millennium as of the date of this Agreement, including the right to advancement of expenses, provided, however, that any officer, director, employee or agent of Millennium may be indemnified by HNC only to the extent permitted by applicable law and to the extent permitted by HNC's Articles of Incorporation and Bylaws. In addition, HNC shall use commercially reasonable efforts to obtain and maintain a directors' and officers' liability insurance tail coverage policy with respect to the directors and officers of Millennium, relating to periods prior to the Effective Date and for a period ending 2 years thereafter, at a cost not to exceed 150% of the rate in effect for Millennium as of the date of this Agreement.

SECTION 22. ENTIRE AGREEMENT.

This Agreement, and all exhibits and schedules attached hereto, embody the entire agreement among the parties hereto with respect to the matters agreed to herein. All prior negotiations, discussions and agreements by and among the parties hereto with respect to matters agreed to in this Agreement, or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.

SECTION 23. PUBLICITY.

The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of HNC and Millennium, subject, however, to the legal obligations applicable to public companies.

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SECTION 24. AMENDMENT AND WAIVER.

Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document, in writing, signed by responsible officers and duly authorized by the boards of directors of the parties.

SECTION 25. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the internal domestic law of the Commonwealth of Pennsylvania, except to the extent that federal law is controlling.

SECTION 26. COMMUNICATIONS.

All notices, claims, requests, demands, consents and other communications that are required or permitted to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

A.       If to HNC or HNB, to:

HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, PA 19438

Attn: Walter E. Daller, Jr., President and Chief Executive Officer

or to another person or place, as designated to Millennium, in writing, and with a copy to:

SHUMAKER WILLIAMS, P.C.
3425 Simpson Ferry Road
Camp Hill, PA 17011

Attn: Nicholas Bybel, Jr., Esquire

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B.        If to Millennium, to:

MILLENNIUM BANK
Great Valley Corporate Center
30 Valley Stream Parkway
Malvern, PA 17201

Attn: David E. Sparks, Chairman and Chief Executive Officer

or to another person or place, as designated to HNC, in writing, and with a copy to:

STEVENS & LEE, P.C.
Suite 200
620 Freedom Business Center
King of Prussia, PA 19464

Attn: Jeffrey P. Waldron, Esquire

Any notice or other communication so addressed shall be deemed to have been received by the addressee (1) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (2) if sent by registered or certified mail, 5 business days following the date sent, or (c) if sent by telecopy, upon verbal telephone confirmation of receipt, by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of receipt or confirmation.

SECTION 27. SUCCESSORS AND ASSIGNS.

The rights and obligations of the parties to this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned by any party without the prior written consent of each of the other parties.

SECTION 28. HEADINGS, ETC.

The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

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SECTION 29. CERTAIN DEFINITIONS; INTERPRETATION.

As used in this Agreement, the following terms shall have the meanings indicated:

“Change of Control” with respect to HNC means a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or liabilities or any equity securities of HNC when a majority of the members of the Board of Directors of the legal entity resulting from or existing after the transaction, or the Board of Directors of the entity’s parent corporation, if any, are not former members of the Board of Directors of HNC.

“Knowledge” as used in this Agreement, of any person shall mean and include actual knowledge and that Knowledge, which a reasonable prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising the due diligence that a prudent business person should have made or exercised.

“Material Adverse Effect,” shall mean, with respect to HNC, Millennium or Cumberland, respectively, an event, change, effect, occurrence, or state of facts which, individually or together with any other event, change, effect, occurrence or state of facts, has or is reasonably likely to have an effect that is material and adverse to its assets, properties, business, future prospects, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include,

1.   Any change in the value of the respective investment and loan portfolios of HNC or Millennium resulting from a change in interest rates generally,

2.   Any change occurring after the date of this Agreement in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance
Fund,

3.   Changes in general economic (except in the context of determining a
Material Adverse Effect for purposes of asset quality), legal, regulatory or political conditions affecting banking institutions generally,

4.   Changes resulting from the announcement of the transactions contemplated by this Agreement,

5.   Reasonable expenses, including expenses incurred by the parties related to the Merger, but excluding any costs related to third-party litigation associated with this transaction, and,

6.   Actions or omissions of a party (or any of its subsidiaries) taken pursuant to the terms of this Agreement with the prior written consent of the other

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          party in contemplation of the transactions contemplated hereby.

“Person” includes an individual, corporation, partnership, association, trust or unincorporated organization.

“Subsidiary,” with respect to a Person, means any other Person controlled by the Person.

SECTION 30. SEVERABILITY.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

SECTION 31. NO THIRD PARTY BENEFICIARY.

Except as expressly provided, nothing in this Agreement is intended to confer upon any person, who is not a party to the Agreement, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 32. COUNTERPARTS.

To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It is not necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart. It is sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It is not necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

SECTION 33. FURTHER ASSURANCES.

Each party will execute and deliver the instruments and take the other actions as another party to this Agreement may reasonably request in order to carry out the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be duly executed by their duly authorized officers, as of the date set forth above.

ATTEST:           HARLEYSVILLE NATIONAL CORPORATION

By:   /s/ JoAnn M. Bynon              By: /s/ Walter E. Daller, Jr.
Secretary                Walter E. Daller, Jr.
            President and Chief Executive Officer

ATTEST:                   HARLEYSVILLE NATIONAL BANK
            AND TRUST COMPANY

By:   /s/ JoAnn M. Bynon              By: /s/ Demetra M. Takes
Secretary                 Demetra M. Takes
            President and Chief Executive Officer

ATTEST:                  MILLENNIUM BANK

By:   /s/ Thomas M .Miller            By: /s/ David E. Sparks
Secretary                David E. Sparks
           Chairman and Chief Executive Officer

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EXHIBIT 1

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 15th day of October, 2003, by and among HARLEYSVILLE NATIONAL CORPORATION (“HNC”), a Pennsylvania business corporation having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438;
HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY (the “HNB”), a national bank having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, Harleysville, Pennsylvania 19438; and DAVID E. SPARKS (“Executive”), an individual residing at 1572 Melville Drive, Pottstown, PA 19465.

WITNESSETH

WHEREAS, HNC is a registered bank holding company;

WHEREAS , HNB is a subsidiary of HNC;

WHEREAS, the Executive’s execution of this Employment Agreement (“Agreement”) is a condition precedent to the consummation of the agreement among HNC, HNB and Millennium Bank (“Millennium”) for the acquisition of Millennium dated October 15, 2003 (“Merger Agreement”);

WHEREAS, HNC and HNB desire to employ Executive to serve in the capacity of Executive Vice President of HNC and President of HNB’s Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking, under the terms and conditions set forth below;

WHEREAS, at Closing as defined in the Merger Agreement and immediately prior to the Effective Date of this Agreement, HNC and HNB shall permit Millennium Bank to pay Executive one-third (1/3) of the payments due to Executive pursuant to Section 3 of the Change of the Change of Control Agreement between Millennium and Executive dated November 1, 1998 (“Change of Control Agreement”)(attached as Exhibit 1) and in return Executive agrees to waive any and all rights that that he may be entitled to pursuant to the Change of Control Agreement, except for the rights that shall be provided for pursuant to the terms and conditions in this Agreement;

WHEREAS, on the Effective Date of this Agreement, HNC and HNB shall place an amount equal to two-thirds (2/3) of the payments due to Executive pursuant to Section 3 of the Change of the Change of Control Agreement in an irrevocable rabbi trust (“Trust”), which shall be managed by Cumberland Advisors, Inc. and the Trustee shall be a mutually agreed upon Trust Company, and if none by the Effective Date of this Agreement, then HNB shall serve as Trustee;

1

       WHEREAS, upon termination of the employment relationship between HNC, HNB and Executive, Trustee shall pay from the Trust to the Executive all of the corpus of the Trust as provided by the terms and conditions of this Agreement; and

       WHEREAS, Executive desires to accept employment with HNC and HNB under the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.   Employment . HNC and HNB hereby employ Executive and Executive accepts employment with HNC and HNB, under the terms and conditions set forth in this Agreement.

2.   Duties of Employee . Executive shall perform and discharge well and faithfully such duties as an executive officer of HNC and HNB as may be assigned to Executive, from time to time, by the CEO of HNC or the Chairman of the Board of Directors of HNC or HNB, so long as the assignment is consistent with the Executive’s office and duties. Executive shall be employed as Executive Vice President of HNC and President of HNB’s Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking, and shall hold such other titles that may be given to him, from time to time, by the CEO of HNC or the Boards of Directors of HNC and HNB. Executive shall devote his full time, attention and energies to the business of HNC and HNB during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) engaging in activities incident or necessary to personal investments so long as such investment does not exceed five percent (5%) of the equity or debt in the entity, or (b) being involved in any charitable, civic, or other employment activity with the prior approval of the Board of Directors of HNC, which approval shall not be unreasonably withheld. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of HNC, HNB, or any of their subsidiaries, or any other business entity affiliated with them, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with HNC, HNB, or any of their subsidiaries, affiliates or business entities.

3.   Term of Agreement

   (a)   This Agreement shall be for a two (2) year period (the “Employment  Period”), beginning on the Effective Date as set forth in Section 1 of the Merger  Agreement (the “Effective Date”), and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end two (2) years later. Within ninety (90) days prior to the end of the Employment Period, either HNC, HNB or Executive   may elect not to renew this Agreement, in such case, Trustee shall pay all of the corpus of the Trust to the Executive due to Executive, and the parties to this Agreement shall have  no further obligations under this Agreement or under the Change of Control Agreement, except with respect to Section 7 hereof, which shall survive in accordance with its terms.

2

  If the Merger Agreement is terminated pursuant to its terms, then parties to this Agreement shall have no further obligations under this Agreement, HNC and HNB shall have no further obligations under the Change of Control Agreement and this Agreement shall be null and void.

   (b)   Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined in this Section 3 (b)) upon  written notice from the Board of Directors of HNC to Executive. As used in this
 Agreement, “Cause” shall mean any of the following:

           (i)   the Executive’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the Executive for a period of thirty (30) consecutive days or more;

           (ii)   the Executive’s willful failure to follow the good faith lawful instructions of the Board of Directors of HNC or HNB, with respect to their operations, after written notice from HNC or HNB and a failure to cure within ten (10) days of such written notice, unless it is apparent under the circumstances that the
    Executive is unable to cure such violation;

     (iii)   the Executive’s willful failure to substantially perform his duties to HNC and HNB, other than a failure resulting from his incapacity from physical or mental illness, after written notice from HNC or HNB and a failure to cure such violation within ten (10) days of such written notice, unless it is apparent under the circumstances that the Executive is unable to cure such violation;

            (iv)   the Executive’s intentional violation of the provisions of this Agreement, after written notice from HNC or HNB and a failure to cure such violation within ten (10) days of such written notice, unless it is apparent under the circumstances that the Executive is unable to cure such violation;

    (v)   material dishonesty of the Executive in the performance of his duties;

           (vi)  the Executive’s removal or prohibition from being an institutional affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or by the Office of the
    Comptroller of the Currency pursuant to national law;

             (vii)   the violation of any material law, rule or regulation applicable to HNC and/or HNB or any final cease and desist order issued by an applicable regulatory agency;

             (viii)   unlawful harassment by the Executive against employees, customers, business associates, contractors or vendors of HNC, HNB or any of their subsidiaries or affiliates which could result in liability to HNC, HNB or any of their subsidiaries or affiliates as reasonably determined by three quarters of the

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    disinterested members of the Board of Directors of HNC, following an investigation of the claims by a third party;

     (ix)   material theft or material abuse by Executive of HNC or HNB’s property or the property of HNC or HNB’s customers, employees, contractors, vendors, or business associates;

            (x)   the written direction or recommendation of an applicable regulatory agency to remove the Executive from his position with HNC and/or HNB, as identified in this Agreement;

     (xi)  any final removal or prohibition order to which the Executive is subject;

If this Agreement is terminated for Cause, all of Executive’s rights under this Agreement shall cease as of the effective date of such termination, except for the Executive’s right to receive from the Trustee all of the corpus of the Trust, which is to be paid at the end of the Employment Period, as defined in this Agreement.

(c)   Notwithstanding the provisions of Section 3(a), the Executive's employment under this Agreement may be terminated at any time during the Employment Period without Cause by action of the Boards of Directors of HNC or HNB, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect and Executive shall receive from the Trustee all of the corpus of the Trust.

(d)   Notwithstanding the provisions of Section 3(a), if the Executive dies, this Agreement shall terminate as of the date of the Executive's death, all rights of the Executive under Section 4 of this Agreement shall cease as of the date of such termination, any benefits payable to the Executive shall be determined in accordance with the benefit programs of HNC and of HNB then in effect, and the estate of Executive shall receive from the Trustee all of the corpus from the Trust.

(e)   Notwithstanding the provisions of Section 3(a), this Agreement shall terminate automatically upon the Executive’s Disability and his rights under this Agreement shall cease as of the date of such termination; provided, however, that the Executive shall nevertheless be absolutely entitled to receive from the Trustee all of the corpus of the Trust and an amount equal to and no greater than seventy percent (70%) of his Annual Base Salary as defined in Section 4(a), less amounts payable under any disability plan of HNC and HNB, until the earliest of (i) his return to employment, (ii) his attainment of age sixty-five (65), or (iii) his death. In addition, the Executive shall be entitled to a continuation of HNC’s and HNB’s employee benefits for such period. If the Executive is no longer eligible to participate in an employee benefit plan because he no longer is an employee, HNC and HNB will pay the Executive the amount of money that it would have cost HNC and HNB to provide the benefits to the Executive. For purposes of this Agreement, the term "Disability" shall mean the Executive’s incapacitation by accident, sickness or otherwise which renders him mentally or physically incapable of performing all of the essential functions of his job, taking into account any reasonable accommodation required by law, without posing

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a direct threat to himself or others, for a period of six (6) months.

(f)   The Executive agrees that, if his employment terminates under this Agreement, he will resign as a director of HNC and HNB, and any affiliate or subsidiary of either, if he is then serving as a director of any of such entities.

4.     Employment Period Compensation .

(a)   Annual Base Salary . For services performed by the Executive under this Agreement, HNB shall pay the Executive a annual salary during the Employment Period, at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable at the same times as salaries are payable to other executive employees of HNC or HNB. HNC and HNB shall review the Executive for a salary increase on or before the first anniversary of the Effective Date as defined by this Agreement, and thereafter, HNC and/or HNB, from time to time, may increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this Section to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of HNC or of HNB in the resolutions authorizing such increases. The Executive’s annual salary in effect from time to time under this Section is herein referred to as his "Annual Base Salary."

(b)   Bonus . For services performed by the Executive under this Agreement, HNC and HNB shall pay the Executive bonuses during the Employment Period, in such amounts and at such times, annually, as is provided by the Boards of Directors of HNC and HNB. To the extent either HNC or HNB maintain an annual bonus plan for their senior executive officers, the Executive shall be entitled to participate in the same at a level, if relevant, of the most senior executives other than the Chairman and President of HNC. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of HNC and/or HNB to the Executive provided for in this Agreement.

(c)   Vacations. During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Boards of Directors of HNC and HNB; provided, however, that in no event shall the number of weeks of vacation be less than four. The Executive shall not be entitled to receive any additional compensation from HNC and HNB for failure to take his full vacation entitlement, nor shall he be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of HNC and HNB.

(d)   Employee Benefits . During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any employee benefit plan currently in effect at HNC and HNB, until such time that the Boards of Directors of HNC and HNB authorize a change in such benefits. The Executive shall also be entitled to participate in any new or substituted employee benefit plans in accordance with their terms. Nothing paid to the Executive under any plan or arrangement presently in effect or made

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available in the future shall be deemed in lieu of the Annual Base Salary payable to the Executive pursuant to Section 4(a).

(e)   Business Expenses . During the term of this Agreement, the Executive shall be entitled to prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of HNC and HNB for their executive officers.

(f)   Club Membership . HNC and HNB shall provide the Executive with a membership to a mutually agreed upon country club, paying only membership dues and reasonable business-related expenses. Any initiation fees or contributions associated with the membership will be the sole responsibility of the Executive and will be paid by him.

(g)   Automobile . During the term of this Agreement, the Executive shall be provided with the use of an automobile or reimbursed for automobile expenses in accordance with the terms of the automobile program in effect at HNC and HNB and applicable to senior executive officers.

(h)   Stock Options, Etc . During the term of this Agreement, the Executive shall be entitled to participate in stock option, equity compensation and similar plans (if any) maintained by HNC and HNB for their executive officers and such participation shall be at a level commensurate with his titles and duties.

5.     Resignation of the Executive for Good Reason .

(a)   The Executive may resign for "Good Reason" (as herein defined) at any time during the Employment Period, as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

(i)   any reduction in title or a material adverse change in the Executive's responsibilities or authority which are inconsistent with, or the assignment to the
Executive of duties inconsistent with, the Executive's positions and duties as described in Section 2, including without limitation any change to Executive’s reporting responsibility to the CEO of HNC;

(ii)   any reassignment of the Executive which requires the Executive to move his principal residence more than one hundred (100) miles from HNC's principal executive office on the date of this Agreement;

(iii) a  ny reduction in the Executive's Annual Base Salary;

(iv)   any failure by HNC and/or HNB to provide the Executive with benefits required hereunder, or the taking of any action that would materially reduce any of such benefits, unless such failure or reduction is applicable in each case to all plan participants;

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(v)   any material breach of this Agreement of any nature whatsoever on the part of
HNC or of HNB.

(b)   At the option of the Executive, exercisable by the Executive within ninety (90) days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of
Termination") delivered to HNC and HNB.

6.    Rights in Event of Certain Termination of Employment . In the event that the Executive resigns from employment for Good Reason, by delivery of a Notice of Termination to HNC and HNB, or the Executive's employment is terminated by HNC and/or HNB without Cause, Executive shall be entitled to receive the amounts and benefits set forth in this Section.

(a) The Trustee shall pay from the Trust to the Executive all of the corpus of the Trust.

(b) The Executive will be paid the greater of the remaining balance of this Agreement or an amount equal to one (1) times the sum of (i) the highest Annual Base Salary paid to him at any time under this Agreement, and (ii) the average of the annual bonuses paid to him by HNB with respect to the three (3) calendar years immediately preceding the year of termination. Such amount will be paid to the Executive in twelve (12) equal monthly installments (without interest), beginning thirty (30) days following the date of termination of employment.

(c) For a period of twelve (12) months following the date of termination of employment, the Executive shall receive a continuation of all life, disability, and medical insurance benefits in effect with respect to Executive at any time during the two (2) years prior to his termination of employment, or, if HNC or HNB cannot provide such benefits because the Executive is no longer an employee, a dollar amount equal to the after-tax cost to the Executive of obtaining such benefits (or substantially similar benefits). Notwithstanding the preceding sentence, however, neither HNC nor HNB shall be required to continue to provide any such benefit in the event the Executive secures substantially similar coverage through other employment (at the employer's cost). Executive agrees to promptly advise HNC and HNB in the event the provisions of the preceding sentence become operable.

(d) Within sixty (60) days of the Executive’s termination of employment, HNC or HNB shall pay the Executive a lump sum amount equal to the sum of (i) the amount of contributions that had been made on his behalf by them to all qualified and nonqualified defined contribution plans during or with respect to the two (2) plan years immediately preceding the year of termination, and (ii) the actuarial value (computed using standard plan assumptions) of the benefits he accrued under all qualified and nonqualified defined benefit plans during or with respect to the two (2) plan years immediately preceding the year of termination.

(e) In the event that the amounts and benefits payable under this section, when added to other amounts and benefits which may become payable to the Executive by HNC and/or HNB, are such that he becomes subject to the excise tax provisions of Section 4999

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of the Internal Revenue Code of 1986, as amended (the "Code"), HNC and HNB shall NOT pay him such additional amount or amounts as will result in his retention (after the payment of all federal, state and local excise, employment, and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to income and employment taxation. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, state and local tax rates. All calculations required to be made under this subsection shall be made by HNC's independent certified public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid shall be paid at the time any withholding may be required under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by HNC's accountants. In the event any amounts paid hereunder are subsequently determined to be in error because estimates were required or otherwise, the parties agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined under Code Section 1274 for the period of time such erroneous amount remained outstanding and unreimbursed). The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

7.   Covenant Not to Compete .

(a)   Executive hereby acknowledges and recognizes the highly competitive nature of the business of HNC and HNB, and accordingly, agrees that, during and for the applicable period set forth in Section 7(c) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors for HNC:

(i)    be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than five percent (5%) of the equity or holding less than five percent (5%) of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in the banking (including financial, bank or thrift holding company), brokerage, trust or fiduciary activities, money management, asset management, wealth management or mutual fund management at any time during the Employment Period, or on the effective date of termination of the Executive’s employment. On the Effective Date, at anytime during the Employment Period, or on the Effective Date of the Executive’s
termination, Executive shall not engage in any of the aforementioned activities in the Commonwealth of Pennsylvania counties of Berks, Bucks, Chester, Delaware,
Lancaster, Lehigh, Montgomery, Northhampton, Philadelphia, or any county that
HNC, HNB or any of their subsidiaries or affiliates have an office or location as of the end of the Employment Period (“Non-Competition Area”); or

(ii)   provide financial (except as a passive investor owning less than five percent (5%) of the equity or holding less than five percent (5%) of a debt

8

instrument in an entity) or other assistance to any person, firm, corporation, or enterprise engaged in banking (including financial, bank or thrift holding company), brokerage, trust or fiduciary activities money management, asset management, wealth management or mutual fund management at any time during the Employment Period, or on the effective date of termination of the Executive’s employment in the Non-Competition Area; or

(iii)   directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of HNC, HNB or any of their subsidiaries or affiliates to become a customer or referral source for any person or entity other than HNC, HNB or their subsidiaries or affiliates, on the
Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive’s employment; or

(iv)   directly or indirectly solicit, induce or encourage any employee of HNC,
HNB or any of their subsidiaries or affiliates, who is employed on the Effective
Date; at any time during the Employment Period; or on the effective date of termination of the Executive’s employment, to leave the employ of HNC, HNB or any of their subsidiaries or affiliates, or to seek, obtain or accept employment with any person other than HNC, HNB or any of their subsidiaries or affiliates.

(b)   It is expressly understood and agreed that, although Executive, HNC, and HNB consider the restrictions contained in Sections 7(a) (i), (ii), (iii) and (iv) of this Agreement to be reasonable for the purpose of preserving for HNC and HNB and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 7(a) (i), (ii), (iii) and (iv) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 7(a) (i), (ii), (iii) and (iv) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(c)   The provisions of this Section 7 shall be applicable commencing on the Effective Date and ending one (1) year following the end of the Employment Period as defined in this Agreement, regardless of the reason for termination, except for terminations due to Change of Control (as hereinafter defined), in such case Section 7 of this Agreement shall not apply. For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following:

(i) (A) a merger, consolidation or division involving HNC, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of HNC or HNB, or
(C) a purchase by HNC or HNB of substantially all of the assets of another entity, unless (1) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of HNC who are not interested in the transaction and (2) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board

9

of Directors of such entity's parent corporation, if any, are former members of the
Board of Directors of HNC or HNB;

(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934 (the "Exchange Act")), other than HNC or HNB any "person" who on the date hereof is a director or officer of HNC or HNB is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of HNC or HNB representing 25%
percent or more of the combined voting power of HNC’s or HNB’s then outstanding securities;

(iii) during any period of two (2) consecutive years during the term of
Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of HNC cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or

(iv) any other change in control of HNC similar in effect to any of the foregoing.

For purposes of this Section 7(c), a charter consolidation of the subsidiaries of HNC shall not constitute a Change of Control.

8.   Unauthorized Disclosure . During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of HNC, HNB or a person authorized thereby, knowingly disclose to any person, other than an employee of HNC, HNB or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of HNC and HNB, any material confidential information obtained by him while in the employ of HNC and HNB with respect to any of HNC and HNB’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to HNC and HNB; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business of a business similar to that conducted by HNC and HNB or any information that must be disclosed as required by law.

9.   Work Made for Hire . Any work performed by the Executive under this Agreement should be considered a “Work Made for Hire” as that phrase is defined by the U.S. patent laws and its subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to HNC and HNB and its affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and property rights.

10

10.   Return of Company Property and Documents . The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to HNC, HNB and its subsidiaries and affiliates, any and all company property, including, but not limited to, automobiles, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

11.   Liability Insurance . HNC and HNB shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of HNC against lawsuits, arbitrations or other legal or regulatory proceedings; however nothing in this Agreement shall be construed to require HNC and HNB to obtain such insurance, if the Board of Directors of HNC and HNB determine that such coverage cannot be obtained at a reasonable price.

12.   Notices . Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of HNC and HNB, in the case of notices to HNC and HNB.

13.   Waiver . No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of HNC and HNB.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.   Assignment . This Agreement shall not be assignable by any party, except by HNC and HNB to any successor in interest to their respective businesses.

15.   Entire Agreement . This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

16.   Successors; Binding Agreement .

(a)  HNC and HNB will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of HNC and HNB to expressly assume and agree to perform this Agreement in the same manner and to the same extent that HNC and HNB would be required to perform it if no such succession had taken place. Failure by HNC and HNB to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply. As used in this Agreement, “HNC” shall mean Harleysville National Corporation and “HNB” shall mean Harleysville National Bank And Trust Company, as defined

11

previously and any successor to its respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)   This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

17.   Arbitration . HNC, HNB and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 7, 8, 9 or 10, which may be litigated in court through an action for an injunction or other relief) are to be submitted for resolution, in Reading, Pennsylvania, to the American Arbitration Association (the “Association”) in accordance with the Association’s National Rules for the Resolution of Employment Disputes or other applicable rules then in effect (“Rules”). HNC and HNB or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. HNC, HNB and Executive may, as a matter or right, mutually agree on the appointment of a particular arbitrator from the Association’s pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, HNC, HNB and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided in this Agreement or any enforcement sought with respect to Sections 5, 6, 7 or 8, which may be litigated through an action for injunction or other relief.

18.   Validity . The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

19.   Applicable Law . This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

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20.   Headings . The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

21.   No Mitigation or Offset . The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor shall any amounts or benefits payable or provided hereunder be reduced in the event he does secure employment, except as otherwise provided herein.

22.   Effective Date; Termination of Prior Agreement . Upon the Effective Date (as defined in Section 3(a)), any prior agreement relating to the subject matter hereof, including, without limitation, the Change of Control Agreement shall be deemed automatically terminated and be of no further force or affect, except for Section 3 of the said Change of Control Agreement pursuant to the terms and condition as set forth above.

23.   Breach of Employment Agreement by Executive . In the event that Executive breaches any provision of this Agreement, Trustee will pay from the Trust to the Executive, at the end of the Employment Period as defined in this Agreement, all of the corpus from the Trust.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:            HARLEYSVILLE NATIONAL CORPORATION

/s/ JoAnn M. Bynon               By /s/ Walter E. Daller, Jr.
Secretary                          Walter E. Daller, Jr.
   President and Chief Executive Officer

ATTEST:             HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY

/s/ JoAnn M. Bynon        By /s/ Demetra M. Takes
Secretary              Demetra M. Takes
   President and Chief Executive Officer

WITNESS:                   EXECUTIVE

/s/ Jeffrey A. Harenza               By /s/ David E. Sparks
    DAVID E. SPARKS

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EXHIBIT 2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) TO THE EMPLOYMENT AGREEMENT BY AND AMONG DAVID R. KOTOK (“Executive”), an individual residing at ____________; Millennium Bank (“Millennium”) , a Pennsylvania Bank and Trust company ; and Cumberland Advisors, Inc. ( “CAI” ), a New Jersey corporation and wholly-owned subsidiary of Millennium Bank, a Pennsylvania Bank and Trust company dated May 30, 2003 is made as of the 15th day of October, 2003, by and among Executive; Millennium; CAI; HARLEYSVILLE NATIONAL CORPORATION (“HNC”), a Pennsylvania business corporation having a place of business at
483 Main Street, Harleysville, Pennsylvania 19438; AND HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY (“HNB”), a national bank having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, Harleysville, Pennsylvania 19438; and
Executive. (hereinafter collectively the “Parties”)

WITNESSETH

WHEREAS, HNC is a registered bank holding company;

WHEREAS , HNB is a subsidiary of HNC;

WHEREAS, Executive entered into an Employment Agreement by and among Executive, Millennium Bank, and CAI dated May 30, 2003 (“Prior Employment Agreement”) (Exhibit 1);

WHEREAS, on October 15, 2003, HNC, HNB, and Millennium will execute an agreement (“Merger Agreement”) to merge Millennium with and into HNB, with HNB surviving the merger as a wholly-owned subsidiary of HNC, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and the Merger Agreement (the “Merger”);

WHEREAS, as a condition and inducement to HNC’s and HNB’s entry into the Merger Agreement, the Parties will execute this Amendment;

WHEREAS, this Agreement shall be effective on the Effective Date as defined in the Merger Agreement;

WHEREAS , the Parties agree that the execution of the Merger Agreement, performance of the Merger Agreement, consummation of the Merger Agreement upon its terms, and the Merger shall not constitute Good Reason as defined in Section 4.1 of the Prior Employment Agreement, and the Parties wish to execute this Amendment, which provides for said understanding;

WHEREAS, Executive agrees to waive any and all rights that he may have for Good Reason pursuant to the Prior Employment Agreement as of this date; and

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WHEREAS, HNC and HNB shall pay Executive Ten Thousand Dollars ($10,000) as consideration for his Execution of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the Parties agree as follows:

1.        Execution of this Amendment is a condition and inducement to HNC’s and
HNB’s entry into the Merger Agreement; and

2.        This Agreement shall be effective upon the effective date as defined in Section 1 of the Merger Agreement (the “Effective Date”); and

3.        Execution of this Amendment, execution of the Merger Agreement, performance by the Parties under the Merger Agreement, and consummation of the Merger
Agreement in accordance with its terms shall not constitute Good Reason as defined in Section 4.1(b) of the Prior Employment Agreement; and

4.        Executive agrees that he shall not exercise and hereby waives any and all rights that may be due to Executive pursuant Section 4.7 of the Prior Employment
Agreement as a result of the execution of the Merger Agreement, except for any rights regarding the acceleration of the vesting of the Executive’s previously granted stock options pursuant to Section 3.6(a) of the Prior Employment
Agreement; and

5.        Executive agrees to waive any and all rights that he may have under the Section
1.1 of the Prior Employment Agreement regarding his nomination, appointment or election to the Millennium Bank Board of Directors; and

6.        Executive agrees to waive any and all rights that he may have under Section 1.1 of the Prior Employment Agreement, and upon consummation of the Merger to serve in a capacity other than President, Chairman, and Chief Investment Officer of CAI and Chief Economist and Executive Vice President of the HNB’s Asset
and Wealth Management Group to be titled Millennium Wealth Management and
Private Banking, under the terms and conditions of the Prior Employment
Agreement as amended by this Amendment; and

7.        Executive agrees to waive any and all rights that he may have under the Prior
Employment Agreement regarding Schedule 1 of said Agreement, and upon consummation of the Merger, to accept primary duties as set forth in the Schedule
1 as revised pursuant to this Amendment (Exhibit 2); and

8.        HNC and HNB shall pay Executive Ten Thousand Dollars ($10,000) on the
Effective Date as consideration for his execution of this Amendment; and

2

9.        The Parties agree that CAI may only charge a “Management Fee” to HNC, HNB, or any of their subsidiaries, affiliates, and business entities with regards to existing customers of HNC, HNB, or any of their subsidiaries, affiliates, and business entities that are existing customers as of the Effective Date of the Merger
Agreement (“Existing Customers”), equal to (but not to exceed) Fifteen One hundredths
(15/100) of One Percent (1%) on accounts of these customers that are managed by CAI after the Effective Date. The Management Fee shall be included in the determination of “IA Revenues” as defined in the Prior Employment
Agreement. Existing Customers shall not include any customers that are customers of Millennium Bank and CAI as of the Effective Date; and

10.       HNC, HNB, and Executive agree that Section 3.1(a) of the Prior Employment
Agreement shall be amended to include that the IA Bonus Payment that Executive shall be entitled to receive under Section 3.1(a) shall also include "New
Customers," as defined below, but the IA Bonus Payment with respect to New
Customers, as defined below, shall be only in an amount equal to thirty-five percent (35%) of one hundred percent (100%) of IA Revenues that are attributable to Executive from New Customers that are as a result of joint marketing efforts by and among Millennium Wealth Management and Private Banking, CAI and HNC,
HNB, or their affiliates after the Effective Date ("New Customers"), so long as IA
Revenues exceed $850,000. IA Revenues to CAI from joint marketing business will be 60% of the total revenue charged to customers by HNC and HNB; the other 40% will be retained by HNC and HNB and is not an IA Revenue; and

11.       HNC, HNB, and Executive agree that upon the Effective Date of Merger,
Executive’s stock options pursuant to the Millennium Stock Option Plan and the
Prior Employment Agreement that have been granted will be administered in accordance with Section 2C of the Merger Agreement; and

12.       HNC, HNB, and Executive agree that the vesting calculation of Executive’s
Performance Options pursuant to the formula in Section 3.6(b) of the Prior
Employment Agreement shall not accelerate, but shall be subject to the adjustment by the Exchange Ratio of .6256, as provided in the Merger
Agreement, so that his total number of Performance Options shall be 15,640 HNC
Shares of Common Stock after the Effective Date and the exercise price shall be adjusted accordingly. Performance Options shall otherwise be granted based on the performance standards in Section 3(b) of the Prior Employment Agreement;
and

13.       Pursuant to Section 13 of the Prior Employment Agreement, HNC and HNB
expressly assume and Executive hereby expressly consents to the assignment of the Prior Employment Agreement to HNC and HNB; and

14.       Except as specifically provided and amended herein, as the successors to
Millennium Bank as a result of the Merger, HNC's, HNB’s, and Executive’s obligations under the Prior Employment Agreement will remain in effect upon the

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Effective Date of the Merger as defined in Section 1 of the Merger Agreement;
And

15.       This Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms.

IN WITNESS WHEREOF , the parties have executed this Amendment as of the 15th day of October, 2003.

HARLEYSVILLE NATIONAL
CORPORATION

/s/ Walter E. Daller Jr.

HARLEYSVILLE NATIONAL BANK
AND TRUST COMPANY

/s/ Demetra M. Takes

MILLENNIUM BANK

/s/ David E. Sparks

CUMBERLAND ADVISORS, INC.

/s/ David R. Kotok

EXECUTIVE

/s/ David R. Kotok
DAVID R. KOTOK

4

Exhibit 2

Schedule 1

Executive’s primary duties and responsibilities on the Effective Date will be as follows:

1.   As Chairman and President of CAI – Continue growth and profitability of CAI to meet and exceed profit and growth goals. Provide high level of quality returns and service to CAI client base.

2.   As Chief Investment Officer of CAI and Chief Economist of HNB’s Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking – Primary spokesman in marketplace for economic and asset management activities, issues and commentary.

3.   Develop management depth in CAI to provide for orderly succession and allow time for greater participation in Millennium strategic direction and activities.

4.   Participate and develop strategic marketing and sales plan for Millennium’s Asset Management Unit.

5.   Customary responsibilities of an officer and director of CAI.

6.   In connection with the performance of his duties and responsibilities as a director of CAI, Executive shall report directly to the President of HNB’s Asset and Wealth Management Division or to a higher-ranking official within HNC or its affiliates or subsidiaries.

5

Exhibit 3

October 13, 2003

Harleysville National Corporation
483 Main Street
Harleysville, PA 19438

Gentlemen:

The undersigned, a director or executive officer of Millennium Bank (“Millennium”) understands that Harleysville National Corporation (“HNC”) plans to enter into an Agreement and Plan of Merger (the “Agreement”) with Millennium. The Agreement provides for the merger of Millennium with and into Harleysville National Bank and Trust Company, a wholly owned subsidiary of HNC, and the conversion of all of the outstanding common stock of Millennium (“Millennium Common Stock”), as set forth in the Agreement.

In order to induce HNC to enter into the Agreement, and intending to be legally bound hereby, the undersigned agrees that, in connection with the proxy solicitation of Millennium shareholder approval contemplated by the Agreement, the undersigned will vote his/her shares FOR approval of the Agreement and the transactions contemplated thereby with respect to the shares of Millennium Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned’s proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned’s proportionate voting interest) any other shares of Millennium
Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the “Shares”).

The undersigned represents and warrants that he or she has or shares the beneficial ownership of the number of shares of Millennium Common Stock set forth on Schedule I hereto.

The undersigned further agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

(a)          vote any of the Shares or provide a consent with respect to the Shares, or cause or permit any of the Shares to be voted or consented to, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Millennium that would have the effect of any person, other than HNC or an affiliate of HNC acquiring control over Millennium or any substantial portion of the assets of Millennium. As used herein, the term “control” means (i) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and

1

Harleysville National Corporation
October 13, 2003

policies of a person, whether through ownership of securities, through any contact, arrangement or understanding or otherwise.

(b)       sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred, (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than HNC or an affiliate of HNC, (ii) to any person known by the undersigned to be seeking to obtain control of Millennium or any substantial portion of the assets of Millennium or to any other person, other than HNC or an affiliate of HNC, under circumstances where the sale or transfer may reasonably be expected to assist a person seeking to obtain control of Millennium or
(iii) for the principal purpose of avoiding the obligations of the undersigned under this Agreement.

It is understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary duty in his or her capacity as a director or officer of Millennium.

Very truly yours,

_________________________
[Director or Officer]

Accepted and Agreed to:

HARLEYSVILLE NATIONAL CORPORATION

By: _____________________________________
Walter E. Daller, Jr.
President and Chief Executive Officer

2

Schedule I

Number of shares held:

Number of shares subject to stock options:

Number of shares subject to conversion of the Millennium Bank 4.95% Mandatory Convertible Note due June 27, 2013:

3

Exhibit 4

October 13, 2003

Board of Directors
HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, PA 19438

Ladies and Gentlemen:

I have been advised that I may be deemed to be an “affiliate” of Millennium Bank, a Pennsylvania bank and trust company (“Millennium”), as that term is used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of October 13, 2003 by and among Harleysville National Corporation (“HNC”) and Millennium, Millennium will merge with and into Harleysville National Bank and Trust Company, a wholly-owned subsidiary of HNC (the “Merger”), and all of the outstanding common stock of Millennium (the “Millennium Common Stock”) will be converted into the right to receive cash or common stock of HNC (the “HNC Common Stock”). Pursuant to the Merger, HNC will also offer to exchange cash or options to acquire HNC Common Stock for options to acquire Millennium Common
Stock. In connection with the Merger, I may receive shares of HNC Common Stock distributed to the Millennium security holders, in accordance with the Agreement.

In order to induce HNC and Millennium to enter into the Agreement, I hereby agree that I will not offer to sell, sell, transfer or otherwise dispose of any of the shares of HNC Common Stock distributed to me in the Merger (the “Stock”) except (a) in compliance with the applicable provisions of Commission Rule 145 and Commission Rule 144, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act (the compliance with Commission Rule 145 or the availability of such other exemption to be established by the undersigned to the satisfaction of HNC’s counsel), or (c) in an offering registered under the Securities Act.

I hereby consent to the placement of a stop transfer order with HNC’s stock transfer agent and registrar and the endorsement on the certificates, representing the shares of Stock issued to me in the Merger, of a restrictive legend that will read, substantially, as follows:

1

Board of Directors
Harleysville National Bank
October 13, 2003

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION SUBJECT TO THE REQUIREMENTS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND THESE SHARES, MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT FROM THE UNDERSIGNED TO HARLEYSVILLE NATIONAL CORPORATION AND IN COMPLIANCE WITH THE LIMITATIONS OF RULE 145, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.”

HNC’s transfer agent shall be given an appropriate stop transfer order and will not be required to register any attempted transfer of the Stock, unless the proposed transfer is effected in compliance with the terms of this letter agreement.

I understand and agree that this letter agreement will terminate and be of no further force and effect and the legend set forth above will be removed by delivery of substitute certificates without the legend, and the related stop transfer restrictions will be lifted forthwith, if:

(i)        Any shares of the Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of; or

(ii)       Any shares of the Stock are sold in accordance with the provisions of paragraphs
(c), (e), (f), (g) and (h) of Rule 144, promulgated under the Securities Act; or

(iii)      One year shall have elapsed from the date that I acquired the Stock and the provisions of Rule 145(d)(2) are then available to me; or

(iv)      Two years shall have elapsed from the date that I acquired the Stock and the provisions of Commission Rule 145(d)(3) are then applicable to me; or

(v)       HNC shall have received a “no action” letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to HNC, to the effect that the restrictions imposed by Commission Rule 145 are no longer applicable to me.

For so long as and to the extent necessary to permit the undersigned to sell the Stock pursuant to Commission Rule 145, and to the extent applicable, Commission Rule 144, HNC shall, subject to the restrictions set forth in this letter agreement, use its reasonable best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and Rule 144(c) under the Securities Act.

Execution of this letter should not be considered an admission on the undersigned’s part that the undersigned is an “affiliate” of Millennium, as such term is defined under the Securities Act, nor as a waiver of any rights the undersigned may have to object

2

Board of Directors
Harleysville National Bank
October 13, 2003

to any claim that the undersigned is an affiliate on or after the date of this letter.

The undersigned hereby acknowledges that if he or she is an “affiliate” of HNC, he or she may be subject to additional restrictions with respect to shares of HNC Common Stock that he or she may own.

I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer, or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Millennium.

Sincerely,

_________________________________

Print Name: _______________________

Agreed and accepted this
___ Day of _______, 2003

HARLEYSVILLE NATIONAL CORPORATION

By: ________________________

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Exhibit 5

FORM OF OPINION OF COUNSEL TO MILLENNIUM

HNC shall have received from counsel to Millennium, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal assumptions, exceptions and qualifications:

(a)   Millennium has full corporate power to carryout the transactions contemplated in the Agreement. The Agreement has been duly executed and delivered by Millennium. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of
Millennium, and the Agreement constitutes a valid and legally binding obligation, in accordance with its terms, of Millennium, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, and conservatorship and other laws affecting creditors’ rights generally and institutions having deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity.

(b)   Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Millennium with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Millennium, or (B) to our knowledge, any material note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Millennium is a party; or (ii) based on an Officer’s Certificate executed by an officer of Millennium and without independent verification, to our knowledge, result in the creation or imposition of any material lien or encumbrance upon the property of Millennium, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement; or (iii) violate in any material respect any order, writ, injunction, or decree known to us, or any federal or Pennsylvania statute, rule or regulation applicable to Millennium.

(c)   Millennium is a validly existing, state chartered bank organized and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Millennium are insured to the maximum extent provided by law by the FDIC.

(d)   To our knowledge, there is no legal, administrative, arbitration, or governmental proceeding or investigation pending or threatened to which Millennium is a party which would, if determined adversely to Millennium, have a material adverse effect on the financial condition or results of operations of Millennium taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

(e)   No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Millennium of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

In addition to the foregoing opinions, such counsel shall state that on the sole basis of its participation in conferences with officers and employees of Millennium in connection with the Proxy Statement/Prospectus, and without other independent

1

Exhibit 5

inquiry or investigation, such counsel has no reason to believe that the Proxy Statement/Prospectus (except for the financial information, financial schedules and other financial or statistical data contained or incorporated by reference therein as to which such counsel expresses no view and except for any information supplied by HNC or HNB for inclusion therein, as to which such counsel also expresses no view), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Millennium or omitted to state any material fact with respect to Millennium necessary to make any statement therein with respect to Millennium, in light of the circumstances under which it was made, not misleading.

2

Exhibit 6

FORM OF OPINION OF COUNSEL TO
HARLEYSVILLE NATIONAL CORPORATION

Millennium Bank (“Millennium”) shall have received from counsel to Harleysville National Corporation (“HNC”), an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal assumptions, exceptions and qualifications:

A.   HNC has full corporate power to carryout the transactions contemplated in the Agreement. The Agreement has been duly executed and delivered by HNC. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of HNC, and the Agreement constitutes a valid and legally binding obligation, in accordance with its terms, of HNC, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, and conservatorship as may be limited by the exercise of judicial discretion in applying principles of equity.

B.   Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by HNC with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (a) the articles of incorporation or bylaws of HNC, or (b) to our knowledge, any material note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which HNC is a party; or (ii) based on an Officer’s Certificate executed by an officer of HNC and without independent verification, to our knowledge, result in the creation or imposition of any material lien or encumbrance upon the property of HNC, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement; or (iii) violate in any material respect any order, writ, injunction, or decree known to us, or any federal or Pennsylvania statute, rule or regulation applicable to HNC.

C.   HNC is a validly existing Pennsylvania business corporation, in good standing, under the laws of the Commonwealth of Pennsylvania, and a registered bank holding company.

D.   Harleysville National Bank (“HNB”) is a national banking association, in good standing, and a wholly-owned subsidiary of HNC. The deposits of HNB are insured to the maximum extent permitted by law by the FDIC.

E.   To our knowledge, there is no legal, administrative, arbitration, or governmental proceeding or investigation pending or threatened to which HNC is a party which would, if determined adversely to HNC, have a material adverse effect on the financial condition or results of operations of HNC taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

F.   No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by HNC of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.